SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
 the Securities Exchange Act of 1934 (Amendment No. ___)

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Preliminary Proxy Statement
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Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

         National Medical Health Card Systems, Inc.
 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
26 HARBOR PARK DRIVE
PORT WASHINGTON, NEW YORK 11050

_________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERSTO
BE HELD ON DECEMBER 8, 2004

_________________

To the Stockholders of
National Medical Health Card Systems, Inc.:

        NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC., a Delaware corporation, will be held at our executive offices located at 26 Harbor Park Drive, Port Washington, New York, on December 8, 2004, at 9:30 a.m., local time, for the following purposes:

1.	To consider and vote on a proposal to elect the nine incumbent directors and one new director to serve until the next annual meeting.

2.	To approve the amended and restated 2000 Restricted Stock Grant Plan to include performance criteria for the vesting of the restricted stock.

3.	To transact such other business as may properly come before the meeting.

        Our board of directors has fixed the close of business on October 21, 2004 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting or any adjournments or postponements of the annual meeting. A list of stockholders entitled to vote at the annual meeting will be available for examination at our headquarters, during ordinary business hours, from the date of the proxy statement until the annual meeting. Information concerning the matters to be acted upon at the meeting is set forth in the accompanying proxy statement.

        Whether or not you expect to attend the annual meeting, we urge you to complete, date and sign the enclosed proxy card and mail it promptly in the enclosed return envelope. Even if you have given your proxy, you may still vote in person if you attend the annual meeting. However, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain from the record holder a proxy issued in your name.

By order of the National Medical Health CardSystems, Inc.
Board of Directors,

Jonathan Friedman
Secretary

Port Washington, New York
October 28, 2004

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
26 HARBOR PARK DRIVE
PORT WASHINGTON, NEW YORK 11050

_________________

PROXY STATEMENT

_________________

        This proxy statement is being mailed on or about October 28, 2004 to the stockholders of record of National Medical Health Card Systems, Inc., doing business as NMHCRx, at the close of business on October 21, 2004 in connection with the solicitation of proxies by our board of directors to be voted at an Annual Meeting of Stockholders to be held on December 8, 2004 at 9:30 A.M., at our executive offices located at 26 Harbor Park Drive, Port Washington, New York 11050, and any and all adjournments or postponements thereof (the “annual meeting”).

        All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the specifications made in such proxies. In the absence of specified instructions, proxies so received will be voted FOR the named nominees to our board of directors for a term of one year. Our board of directors does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the board of directors. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

Record Date and Voting Securities

        The record date for determining the stockholders entitled to vote at the meeting is the close of business on October 21, 2004, at which time we had issued and outstanding 4,414,814 shares of common stock, par value $.001 per share (the “common stock”) and 6,952,252 shares of 7% series A convertible preferred stock, par value $0.10 per share (the “series A preferred stock”). The shares of common stock and the series A preferred stock are the only outstanding securities entitled to vote at the meeting. On each matter to be voted at the meeting, the holders of the common stock have one vote for each share held and the holders of the series A preferred stock have a vote for each share held equal to 83.64% of the number of whole shares of our common stock into which all of such holder’s shares of series A preferred stock are convertible.

Quorum

        The presence in person or by proxy of the holders of a majority of the issued and outstanding shares of the common stock and series A preferred stock is necessary to constitute a quorum to transact business at the meeting. Abstentions and broker non-votes will be counted as present for purposes of determining a quorum.

Vote Required

        Proposal 1- Election of Directors. The nominees receiving the highest number of affirmative votes of the votes cast at the annual meeting either in person or by proxy will be elected as directors. A properly executed proxy card marked “WITHOLD AUTHORITY” and broker non-votes with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes, if any, will not affect the outcome of voting on directors.

        Proposal 2 – Amended and Restated 2000 Restricted Stock Grant Plan. The affirmative vote of the holders of a majority of the shares in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of the Amended and Restated 2000 Restricted Stock Grant Plan. With respect to this proposal, a properly executed proxy marked “ABSTAIN” with respect to such proposal will have the same legal effect as a vote “against” the proposal as it represents a share present or represented at the annual meeting and entitled to vote, but is not considered an affirmative vote for the proposal.

Revocability of Proxy

        Any of our stockholders giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. You may revoke your proxy by filing with us written notice of revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by voting in person while in attendance at the meeting. However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies should be sent to us at NMHCRx, 26 Harbor Park Drive, Port Washington, New York 11050, Attention: Corporate Secretary.

        This proxy is being solicited by our board of directors. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

        A list of our stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, from the date of the proxy statement until the annual meeting at our offices, 26 Harbor Park Drive, Port Washington, New York 11050 and also during the meeting for inspection by any stockholder who is present.

Additional Information about Us

        We provide comprehensive pharmacy benefit management services under the name NMHCRX. In addition, we operate a health information company through our wholly owned subsidiary, Integrail, Inc., a mail service pharmacy through our wholly owned subsidiary, NMHCRX Mail Order, Inc., and a specialty pharmacy through our wholly owned subsidiary, NMHCASCEND. Our mission is to improve our clients’ members’ health through the timely delivery of effective pharmaceutical care and health information management systems.

        We were incorporated in New York in 1981 and reincorporated in Delaware in February 2002. Our executive offices are in Port Washington, New York.

        We entered into an amended and restated preferred stock purchase agreement (the “purchase agreement”), dated as of November 26, 2003, with New Mountain Partners, L.P. (“New Mountain Partners”). Pursuant to the purchase agreement, we agreed, subject to various conditions, to issue to New Mountain Partners a total of 6,956,522 shares of the series A preferred stock at a purchase price of $11.50 per share, for aggregate proceeds of approximately $80 million. On March 19, 2004, we completed the sale of the series A preferred stock to New Mountain Partners and used approximately $49 million of the proceeds of the sale of the series A preferred stock to fund the purchase price pursuant to a tender offer of 4,448,900 shares of its outstanding common stock at $11.00 per share (collectively, the “New Mountain Transaction”). Prior to the closing of the New Mountain Transaction, Bert E. Brodsky, the former chairman of the board of directors and current director, and certain stockholders related to him, held (assuming the exercise of 330,000 options and warrants held by Mr. Brodsky), in the aggregate, approximately 59% of our outstanding common stock and had agreed to and did tender 4,448,900 shares, or approximately 53% of our outstanding common stock, held by them, into the tender offer. No other stockholders tendered shares in the offer.

        Following the completion of the tender offer, and assuming the exercise of 330,000 options and warrants held by Mr. Brodsky, New Mountain Partners owned securities at March 19, 2004 that were initially convertible into approximately 64% of our issued and outstanding common stock and prior to conversion of the series A preferred stock were entitled to cast that number of votes that is equal to approximately 60% of our aggregate voting power. Following the closing of the New Mountain Transaction, New Mountain Partners was entitled to and did nominate and elect 60% of the members of our board of directors.

        The series A preferred stock provides for an initial annual cash dividend equal to 7% of the investment amount, which decreases to 3.5% after the fifth anniversary of issuance. The series A preferred stock is convertible into common stock at a price of $11.50 per share of common stock, or an aggregate of approximately 7 million shares of our common stock.

        The series A preferred stock may be redeemed at our option subsequent to the fourth anniversary of its issuance, subject to certain conditions. After the tenth anniversary of the issuance of the series A preferred stock, each holder of shares of the series A preferred stock may require us to redeem all or a part of that holder’s shares of the series A preferred stock.

        As part of the New Mountain Transaction, and upon Mr. Brodsky’s sale of stock in the tender offer, Mr. Brodsky stepped down as Chairman of our board of directors, but remains as a director. Mr. Steven B. Klinsky, the Managing Member of the general partner of New Mountain Partners and the Managing Member and Chief Executive Officer of New Mountain Capital, LLC, the investment manager of New Mountain Partners, assumed the Chairmanship from Mr. Brodsky. On June 14, 2004, Mr. James Bigl, Chief Executive Officer and President, was appointed Chairman of our board or directors with Mr. Klinsky assuming the newly created role of Lead Non-Executive Director. On August 30, 2004, Mr. Bigl resigned as Chief Executive Officer and President of the Company. Mr. Bigl remains the Chairman of our board of directors and shall serve as a consultant. Effective August 30, 2004, we appointed Mr. James F. Smith, as our Chief Executive Officer and President.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table sets forth certain information with respect to the compensation paid, earned, or awarded by us to our chief executive officer and other executive officers, whose salary and bonus exceeded $100,000 in all capacities during the fiscal years ended June 30, 2004, 2003 and 2002. We refer to these six (excluding Bert E. Brodsky) executive officers as our “named executive officers.”

	Annual Compensation					Long-term Compensation
Name and Principal Position	Fiscal Year	Salary		Bonus		Other Annual Compensation		Securities Underlying Options Granted		All Other Compensation
Bert E. Brodsky	2004	$343,612	(2)	$357,500	(3)	$113,231	(4)	15,000	(5)	$—
Director (1)	2003	425,000	(6)	382,500	(6)	81,650	(4)	—		—
	2002	425,000	(6)	120,000	(6)	87,421	(4)	—		—
James J. Bigl	2004	326,669		753,500	(8)	40,000	(9)	50,000	(10)	5,963	(13)
Chairman of the Board (7)	2003	264,539		247,500	(8)	12,000	(9)	50,000	(11)	3,637	(14)
	2002	209,921		100,000		12,000	(9)	450,000	(12)	4,034	(15)
Stuart Fleischer	2004	173,538		87,500	(17)	3,600	(18)	95,000	(19)	4,003	(13)
Chief Financial Officer (16)
David Gershen	2004	203,890		291,100	(20)	—		—		5,097	(13)
EVP Financial Services	2003	196,462		54,600	(20)	—		10,000	(21)	4,164	(14)
and Treasurer	2002	185,000		30,000	(20)	—		20,000	(22)	2,625	(15)
Tery Baskin	2004	188,327		273,125	(23)	32,184	(24)	15,000	(25)	4,707	(13)
Chief Marketing Officer	2003	172,308		50,000	(23)	32,184	(24)	20,000	(26)	4,220	(14)
	2002	150,000		15,000	(23)	32,184	(24)	27,000	(27)	6,154	(15)
Agnes Hall	2004	188,890		269,800	(29)	—		15,000	(30)	4,703	(13)
President, Integrail (28)	2003	177,846		40,000	(29)	—		25,000	(31)	1,903	(14)
	2002	154,577		16,000	(29)	—		37,000	(32)	1,694	(15)
Patrick McLaughlin	2004	172,225		76,563	(33)	4,800	(34)	15,000	(35)	—
President, PBM Services	2003	146,646		30,000	(33)	4,800	(34)	15,000	(36)	—
	2002	57,462		—		2,000	(34)	125,000	(37)	—

(1)

On March 19, 2004, Mr. Brodsky resigned as Chairman of our board of directors in connection with the New Mountain Transaction. Mr. Brodsky remains as a non-employee director for which he receives the standard compensation for our non-employee, non-New Mountain board of directors.

(2)	Represents salary paid to Mr. Brodsky from July 1, 2003 through March 19, 2004.

(3)

Represents a severance payment to Mr. Brodsky, required to be paid by his employment agreement, upon the change of control related to the New Mountain Transaction. The severance payment was made on July 1, 2004.

(4)

Includes automobile lease payments to an entity affiliated with Mr. Brodsky and life insurance premiums paid by us on Mr. Brodsky’s behalf. Also includes, starting July 1, 2003 and ending with his resignation, a non-accountable expense allowance.

(5)

Includes an option granted to Mr. Brodsky on May 4, 2004, to purchase 15,000 shares of common stock at an exercise price of $31.00, of which no shares were exercisable as of June 30, 2004 and October 18, 2004.

(6)

Represents salary and bonus accrued for Mr. Brodsky for the years ended June 30, 2003 and 2002. All amounts accrued for these years were paid in July 2003. See “Certain Relationships and Related Transactions—Indebtedness of Management,” below.

(7)

On June 14, 2004, Mr. Bigl was appointed our Chairman of the board of directors. Mr. Bigl was our Chief Executive Officer and President up until his resignation on August 30, 2004. Mr. James Smith was appointed Chief Executive Officer and President as of August 30, 2004.

(8)

For the fiscal years ended June 30, 2004 and 2003, a bonus of $253,500 and $247,500, respectively, was awarded to Mr. Bigl, but was paid subsequent to June 30, 2004 and 2003, respectively. In addition, Mr. Bigl received in the fiscal year ended June 30, 2004, a $500,000 transaction bonus in connection with the New Mountain Transaction.

(9)	Represents a non-accountable expense allowance for Mr. Bigl.

(10)

Includes an option granted to Mr. Bigl on June 14, 2004, to purchase 50,000 shares of common stock at an exercise price of $36.10, of which 30,000 shares were exercisable as of June 30, 2004 and October 18, 2004

(11)

Includes an option granted to Mr. Bigl on July 22, 2003, to purchase 50,000 shares of common stock at an exercise price of $10.47, of which 16,666 shares were exercisable as of June 30, 2004 and October 18, 2004.

(12)

Includes an option granted to Mr. Bigl on April 30, 2002, to purchase 100,000 shares of common stock at an exercise price of $9.00, of which all 100,000 shares were exercisable as of June 30, 2004, 7,526 were exercised in November 2003, 58,474 were exercised in April 2004, and 34,000 were exercisable as of October 18, 2004. Also includes an option granted on June 26, 2002, to purchase 350,000 shares of common stock at an exercise price of $9.45, of which 116,667 shares were exercisable as of June 30, 2004 and October 18, 2004.

(13)	Represents the aggregate amount contributed by us under our 401(k) Plan as of June 30, 2004, some of which amount was funded subsequent to June 30, 2004.

(14)	Represents the aggregate amount contributed by us under our 401(k) Plan as of June 30, 2003, some of which amount was funded subsequent to June 30, 2003.

(15)	Represents the aggregate amount contributed by us under our 401(k) Plan as of June 30, 2002, some of which amount was funded subsequent to June 30, 2002.

(16)	On October 2, 2003, we appointed Stuart F. Fleischer as our Chief Financial Officer.

(17)	For the fiscal year ended June 30, 2004, a bonus of $87,500 was awarded to Mr. Fleischer, but was paid subsequent to June 30, 2004.

(18)	Is a monthly car allowance for Mr. Fleischer.

(19)

Includes an option granted to Mr. Fleischer on October 7, 2003, to purchase 80,000 shares of common stock at an exercise price of $13.01, of which no shares were exercisable as of June 30, 2004. As of October 18, 2004, 26,667 shares of such option were currently exercisable. Also includes an option awarded for the fiscal year ended June 30, 2004, but subsequently issued on September 17, 2004 to purchase 15,000 shares of common stock at an exercise price of $25.10, of which no shares were exercisable as of June 30, 2004 and October 18, 2004.

(20)

For the fiscal years ended June 30, 2004, 2003 and 2002, a bonus of $86,100, $54,600, and $30,000, respectively, was awarded to Mr. Gershen, but was paid subsequent to June 30, 2004, 2003 and 2002, respectively. In addition, Mr. Gershen received in the fiscal year ended June 30, 2004, a $205,000 transaction bonus in connection with the New Mountain Transaction, of which $102,500 was paid subsequent to June 30, 2004. Mr. Gershen resigned as our Executive Vice President Financial Services and Treasurer, effective October 1, 2004.

(21)

Includes an option granted to Mr. Gershen on August 1, 2003, to purchase 10,000 shares of common stock at an exercise price of $11.50, of which all shares were exercisable as of June 30, 2004 and October 18, 2004.

(22)

Includes an option granted to Mr. Gershen on September 24, 2001, to purchase 10,000 shares of common stock at an exercise price of $4.00, of which all shares were exercisable as of June 30, 2004 and October 18, 2004. Also includes an option awarded for the fiscal year ended June 30, 2002, but subsequently issued on August 1, 2002 to purchase 10,000 shares of common stock at an exercise price of $8.60, of which all shares were exercisable as of June 30, 2004 and October 18, 2004.

(23)

For the fiscal years ended June 30, 2004, 2003 and 2002, a bonus of $83,125, $50,000, and $15,000, respectively, was awarded to Mr. Baskin, but was paid subsequent to June 30, 2004, 2003 and 2002, respectively. In addition, Mr. Baskin received in the fiscal year ended June 30, 2004, a $190,000 transaction bonus in connection with the New Mountain Transaction, of which $95,000 was paid subsequent to June 30, 2004.

(24)	Represents payments to Mr. Baskin under a bank loan collateralized by an automobile and life insurance premiums.

(25)

Includes an option granted to Mr. Baskin on September 17, 2004, to purchase 15,000 shares of common stock at an exercise price of $25.10, of which no shares were exercisable as of June 30, 2004 and October 18, 2004.

(26)

Includes an option granted to Mr. Baskin on August 1, 2003, to purchase 20,000 shares of common stock at an exercise price of $11.50, of which all shares were exercisable as of June 30, 2004 and October 18, 2004.

(27)

Includes an option granted to Mr. Baskin on August 10, 2001, to purchase 2,000 shares of common stock at an exercise price of $3.50, of which all shares were exercisable as of June 30, 2004, 670 shares were exercised in November 2003 and 665 shares were exercised in January 2004. As of October 18, 2004, 665 shares of such option were currently exercisable. Also includes an option awarded for the fiscal year ended June 30, 2002, but subsequently issued on August 1, 2002 to purchase 20,000 shares of common stock at an exercise price of $8.60, of which all shares were exercisable as of June 30, 2004 and 6,667 shares of which were exercised in January 2004. As of October 18, 2004, 13,333 shares of such option were currently exercisable. Also includes an option granted on September 19, 2002, to purchase 5,000 shares of common stock at an exercise price of $8.15, of which all shares were exercisable as of June 30, 2004 and 1,667 of which were exercisable and exercised in January 2004 and as of October 18, 2004, 3,333 shares of such option were currently exercisable.

(28)	Ms. Hall was appointed President of the Integrail division on July 27, 2004. Mr. Bill Masters replaced Ms. Hall as Chief Information Officer as of October 4, 2004.

(29)

For the fiscal years ended June 30, 2004, 2003 and 2002, a bonus of $79,800, $40,000, and $16,000, respectively, was awarded to Ms. Hall, but was paid subsequent to June 30, 2004, 2003 and 2002, respectively. In addition, Ms. Hall received in the fiscal year ended June 30, 2004, a $190,000 transaction bonus in connection with the New Mountain Transaction, of which $95,000 was paid subsequent to June 30, 2004.

(30)

Includes an option granted to Ms. Hall on September 17, 2004, to purchase 15,000 shares of common stock at an exercise price of $25.10, of which no shares were exercisable as of June 30, 2004 and October 18, 2004.

(31)

Includes an option granted to Ms. Hall on August 1, 2003, to purchase 25,000 shares of common stock at an exercise price of $11.50, of which all shares were exercisable and were exercised as of June 30, 2004.

(32)

Includes an option granted to Ms. Hall on August 10, 2001, to purchase 2,000 shares of common stock at an exercise price of $3.50, of which all shares were exercisable and were exercised as of June 30, 2004. Also includes an option granted on January 4, 2002 to purchase 5,000 shares of common stock at an exercise price of $12.61, of which all shares were exercisable and were exercised as of June 30, 2004. Also includes an option awarded for the fiscal year ended June 30, 2002, but subsequently issued on July 31, 2002, to purchase 30,000 shares of common stock at an exercise price of $8.55, of which all shares were exercisable and were exercised as of June 30, 2004..

(33)	For the fiscal years ended June 30, 2004 and 2003, a bonus of $76,563, and $30,000, respectively, was awarded to Mr. McLaughlin, but was paid subsequent to June 30, 2004 and 2003, respectively.

(34)	Is a monthly car allowance for Mr. McLaughlin.

(35)

Includes an option granted to Mr. McLaughlin on September 17, 2004, to purchase 15,000 shares of common stock at an exercise price of $25.10, of which no shares were exercisable as of June 30, 2004 and October 18, 2004.

(36)

Includes an option awarded to Mr. McLaughlin for the fiscal year ended June 30, 2003, but subsequently issued on August 1, 2003, to purchase 15,000 shares of common stock at an exercise price of $11.50, of which all shares were exercisable as of June 30, 2004 and October 18, 2004.

(37)

Includes an option granted to Mr. McLaughlin on January 29, 2003, to purchase 125,000 shares of common stock at an exercise price of $12.45, of which 72,916 shares were exercisable as of June 30, 2004 and October 18, 2004.

Option Grants in Last Fiscal Year Table

        The following table sets forth certain information concerning individual grants of stock options to the named executive officers during the fiscal year ended June 30, 2004:

	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)
Bert E. Brodsky	15,000	(1)	2.0	31.00	5/04/11	170,306	414,846
James J. Bigl	50,000	(2)	6.5	10.47	7/22/08	144,633	319,602
	50,000	(3)	6.5	36.10	6/13/09	311,713	866,031
Stuart Fleischer	80,000	(4)	10.4	13.01	10/07/13	654,554	1,658,767
David Gershen	10,000	(5)	1.3	11.50	8/01/08	31,772	70,209
Tery Baskin	20,000	(6)	2.6	11.50	8/01/08	63,545	140,417
Agnes Hall	25,000	(7)	3.3	11.50	8/01/08	79,431	175,522
Patrick McLaughlin	15,000	(8)	2.0	11.50	8/01/08	47,659	105,313

(1)	Exercisable over a three year period to the extent of 5,000 shares of common stock in each of May 2005, 2006, and 2007.

(2)	Exercisable over a three year period to the extent of 16,666 shares of common stock in June 2004 and 16,667 shares of common stock in each of June 2005 and June 2006.

(3)	Exercisable over a three year period to the extent of 30,000 shares of common stock in June 2004 and 10,000 shares of common stock in each of June 2005 and 2006.

(4)	Exercisable over a three year period to the extent of 26,667 shares of common stock in each of October 2004 and 2005 and 26,666 shares of common stock in October 2006.

(5)	Exercisable to the extent of 10,000 shares of common stock as of March 19, 2004, as a result of the acceleration of vesting due to the change of control related to the New Mountain Transaction.

(6)	Exercisable to the extent of 20,000 shares of common stock as of March 19, 2004, as a result of the acceleration of vesting due to the change of control related to the New Mountain Transaction.

(7)	Exercisable to the extent of 25,000 shares of common stock as of March 19, 2004, as a result of the acceleration of vesting due to the change of control related to the New Mountain Transaction.

(8)	Exercisable to the extent of 15,000 shares of common stock as of March 19, 2004, as a result of the acceleration of vesting due to the change of control related to the New Mountain Transaction.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value Table

The following table sets forth certain information concerning each stock option exercised during the fiscal year ended June 30, 2004 by each of the named executive officers and the value of unexercised options held by such officers at the end of the fiscal year ended June 30, 2004:

Name	Shares Acquired on Exercise	Value Realized ($)	Number of Securities Underlying Unexercised Options at June 30, 2004 (#) Exercisable/Unexercisable	Value of Unexercised In- the-Money Options at June 30, 2004 ($) Exercisable/Unexercisable
Bert E. Brodsky	300,000	6,702,000	0/15,000	0/0
James J. Bigl	93,330	1,492,966	197,333/286,667	2,919,935/4,622,005
Stuart Fleischer	0	0	0/80,000	0/1,112,000
David Gershen	13,015	273,382	55,650/0	1,129,942/0
Tery Baskin	43,669	706,918	58,331/0	1,111,532/0
Agnes Hall	72,000	1,374,915	0/0	0/0
Patrick McLaughlin	0	0	87,916/52,084	1,285,515/753,135

Employee Contracts, Termination of Employment and Change-in-Control Arrangements

        Employment Agreement with Bert E. Brodsky. Bert Brodsky resigned as Chairman of the board of directors on March 19, 2004, the date of the closing of the New Mountain Transaction. Mr. Brodsky’s employment agreement dated October 14, 2002 was amended on October 30, 2003 to reduce his severance payment to $357,000 and to defer our obligation to pay him that amount until July 1, 2004. Furthermore, the employment agreement contains noncompetition and nonsolicitation provisions which will be effective for two years after termination of his employment; however, the noncompetition covenant was superseded by the noncompetition covenant contained in the support agreement. In July 2003, our board of directors authorized the payment to Mr. Brodsky of a bonus in the amount of $382,500 related to our 2003 fiscal year. Mr. Brodsky was granted 500,000 options in February 2001. In July 2002, Mr. Brodsky exercised 200,000 shares. The remaining 300,000 became exercisable upon the closing of the New Mountain Transaction and were exercised in April 2004.

        Employment Agreement with James J. Bigl. We entered into an employment agreement with Mr. Bigl on June 12, 2000. In connection with the New Mountain Transaction, we amended Mr. Bigl’s employment agreement on October 30, 2003 to provide: (a) that a change of control will not have been deemed to have occurred under his employment agreement solely as a result of the closing of the New Mountain Transaction and therefore Mr. Bigl will not be entitled to certain transaction bonus payments under his employment agreement and (b) that the noncompetition and nonsolicitation provisions are effective during the term of his employment and for a period of three years thereafter. Mr. Bigl received a transaction bonus in the amount of $500,000 under his employment agreement at the closing of the New Mountain Transaction. On the closing date of the New Mountain Transaction, existing unvested options held by Mr. Bigl became fully vested; however, certain of these options cannot be exercised until a future date. On June 14, 2004, we amended Mr. Bigl’s employment agreement. The amended employment agreement will expire on October 1, 2006. Pursuant to the amended agreement, Mr. Bigl agreed to serve as Chairman of the board of directors and our interim president at an annual base salary of $325,000, subject to adjustment by the compensation committee of our board of directors. Following the appointment of a successor President and Chief Executive Officer, Mr. Bigl shall serve as our consultant at an annual fee of $125,000. Pursuant to this agreement, Mr. Bigl is entitled to (x) participation in the bonus pool for senior executives and (y) payment for non-itemized expenses incurred in the performance of his duties in an amount of $12,000 per year. The agreement also provides for certain termination benefits, which depending upon the reason for termination, can equal up to two years of salary and bonus. The employment agreement also contains a perpetual confidentiality provision, and noncompetition and nonsolicitation provisions effective during the term of his employment and for a period of two and three years thereafter, respectively. In addition, we agreed to hold Mr. Bigl harmless from any golden parachute tax imposed as a result of any of the payments made under the employment agreement and any stock option agreements with us.

        Employment Agreement with James F. Smith. On August 30, 2004, we entered into an employment agreement with James F. Smith to serve as President and Chief Executive Officer for a term of two years at an annual salary of $325,000 and an annual bonus in accordance with our executive management bonus plan. The employment agreement also contains a confidentiality provision and noncompete and noninterference provision, all effective during the employment term and for a period of two years following his employment or his severance period. The agreement also provides for a car allowance of $600 per month and certain termination benefits, which, depending on the reason for termination, can equal up to two years salary and benefits. In addition, we granted to Mr. Smith an incentive stock option to purchase 100,000 shares of common stock at $24.51 per share. Such options vest over a five year period, commencing on his employment date.

        Employment Agreement with Stuart Fleischer. Effective as of October 1, 2003, we entered into an employment agreement with Stuart Fleischer to serve as Chief Financial Officer at an annual base salary of $240,000. The agreement will automatically renew for additional one-year terms and the salary is subject to annual increases and an annual bonus in accordance with our executive management bonus plan. In addition, Mr. Fleischer was granted an incentive stock option to purchase 80,000 shares of common stock at $13.01 per share. Such shares vest over a three-year period commencing one year from his employment date. The agreement also provides for a monthly car allowance of $400 and certain termination benefits which can equal up to one year’s salary.

        Employment Agreement with David Gershen. We entered into an employment agreement with David Gershen effective May 1, 2000 for an initial one-year term, which automatically renewed for additional one-year terms and for additional terms thereafter. Pursuant to the agreement, Mr. Gershen agreed to serve as Chief Financial Officer and Treasurer at an annual base salary of $150,000, subject to adjustment, in addition to the ability to participate in the bonus pool for senior executives. Mr. Gershen’s title was changed to Executive Vice President Financial Services and Treasurer effective October 2003. The agreement also provided for certain termination benefits, which, depending upon the reason for termination, could equal up to one year of salary. In the event of a change of control, Mr. Gershen was entitled to receive a transaction bonus of up to 100% of his current base salary. In connection with the New Mountain Transaction, Mr. Gershen was entitled to and did receive a total transaction bonus in the amount of $205,000 under his employment agreement payable in two installments, the first upon the closing of the New Mountain Transaction and the second on the earlier of (x) the six month anniversary of the closing of the New Mountain Transaction and (y) the effective date of the termination of his employment with us for a reason other than cause (as such term is defined in his employment agreement). The employment agreement also contained a perpetual confidentiality provision, noncompetition and noninterference provisions effective during the term of his employment and for a period of one year after the severance period, and a nonsolicitation provision effective during the term of his employment and for a period of three years after the severance period. In connection with the employment agreement, we granted to Mr. Gershen an incentive stock option to purchase 35,000 shares of common stock at $5.00 per share. Such option vests over a three year period commencing on May 1, 2001. The option expires on May 1, 2005. On February 20, 2001, Mr. Gershen was granted an incentive stock option to purchase 11,000 shares at $1.67 per share. Such option vests over a three year period commencing February 20, 2001 and expires on February 19, 2006. On September 24, 2001, we granted an incentive stock option to purchase 10,000 shares of common stock at $4.00 per share. The option vests over a three year period commencing September 24, 2002 and expires on September 24, 2006. On August 1, 2002, we granted an incentive stock option to purchase 10,000 shares at $8.60 per share. Such option vests over a three year period commencing August 1, 2003 and expires on August 1, 2007. On August 1, 2003, Mr. Gershen’s annual base salary was increased to $205,000 and we granted an incentive stock option to purchase 10,000 shares at $11.50 per share. Such option vests over a three year period commencing August 1, 2004 and expires on August 1, 2008. Upon the closing of the New Mountain Transaction, options granted to Mr. Gershen covering 19,985 shares of common stock became fully vested and immediately exercisable.

        Employment Agreement with Tery Baskin. We entered into an employment agreement with Tery Baskin effective June 4, 2001 for an initial one-year term, which superceded his prior employment agreement with us and is terminable on 30 days prior written notice by us or him, and provides that Mr. Baskin will serve as our Chief Operating Officer at an annual base salary of $150,000, in addition to the ability to participate in the bonus pool for senior executives. Furthermore, the agreement provides that we will provide Mr. Baskin with an automobile. In the event of a change of control, Mr. Baskin is entitled to receive a transaction bonus of up to 100% of his current base salary. In connection with the New Mountain Transaction, Mr. Baskin was entitled to receive and did receive a total transaction bonus in the amount of $190,000 under his employment agreement payable in two installments, the first upon the closing of the New Mountain Transaction and the second on the earlier of (x) the six month anniversary of the closing of the New Mountain Transaction and (y) the effective date of the termination of his employment with us for a reason other than cause (as such term is defined in his employment agreement). The employment agreement also contains a perpetual confidentiality provision, noncompetition and noninterference provisions effective during the term of his employment and for a period of eighteen months after the severance period, and a nonsolicitation provision effective during the term of his employment and for a period of three years after the severance period. In addition, the agreement provides for certain termination benefits, which, depending upon the reason for termination, can equal up to six months salary. In connection with the employment agreement, we granted to Mr. Baskin incentive stock options to purchase 15,000 shares of common stock at $4.00 per share. Such option vests over a three year period commencing June 4, 2002 and expires on June 4, 2006. On July 20, 2000, we granted to Mr. Baskin incentive stock options to purchase 40,000 shares of common stock at $4.00 per share. Such stock option vests over a five year period commencing July 20, 2001 and expires on July 20, 2006. On August 10, 2001, we granted to Mr. Baskin incentive stock options to purchase 2,000 shares of common stock at $3.50 per share. Such option vests over a three year period commencing August 10, 2002 and expires on August 10, 2006. On August 1, 2002, we granted to Mr. Baskin incentive stock options to purchase 20,000 shares of common stock at $8.60 per share. Such option vests over a three year period commencing August 1, 2003 and expires on August 1, 2007. On September 19, 2002, we granted to Mr. Baskin incentive stock options to purchase 5,000 shares of common stock at $8.15 per share. Such option vests over a three year period commencing September 19, 2003 and expires on September 19, 2007. On August 1, 2003, we granted Mr. Baskin incentive stock options to purchase 20,000 shares of common stock at $11.50 per share. Such option vests over a three year period commencing August 1, 2004 and expires on August 1, 2008. Upon the closing of the New Mountain Transaction, options granted to Mr. Baskin covering 58,331 shares of common stock became fully vested and immediately exercisable. Effective April 2003, Mr. Baskin’s title was changed to Chief Marketing Officer and on August 1, 2003, Mr. Baskin’s annual base salary was increased to $190,000.

        Employment Agreement with Agnes Hall. Effective as of November 20, 2002, we entered into an employment agreement with Agnes Hall to serve as our Chief Information Officer. The term of the agreement extended through November 20, 2003, and automatically renews for additional one-year terms thereafter. On July 27, 2004, Ms. Hall was named President of the Integrail division and her employment agreement was amended to reflect such change. Ms. Hall is entitled to receive an annual base salary of $190,000, subject to increase, and an annual bonus payable in accordance with our management bonus plan. In the event of a change of control, Ms. Hall is entitled to receive a transaction bonus of 100% of her current base salary. In connection with the New Mountain Transaction, Ms. Hall was entitled to and did receive a total transaction bonus in the amount of $190,000 under her employment agreement payable in two installments, the first upon the closing of the New Mountain Transaction and the second on the earlier of (x) the six month anniversary of the closing of the New Mountain Transaction and (y) the effective date of the termination of her employment with us for a reason other than cause (as such term is defined in her employment agreement). In the event the employment agreement is terminated by us for any reason other than (1) for cause, (2) as a result of Ms. Hall’s resignation, or (3) as a result of the death or permanent disability of Ms. Hall, Ms. Hall is entitled to receive a severance amount equal to her current base salary and benefits for a six month period. Furthermore, the employment agreement contains a perpetual confidentiality provision, and non-competition and non-solicitation provisions effective during the term of her employment and for one and two years, respectively, after her employment has terminated. On January 8, 2001, we granted Ms. Hall an incentive stock option to purchase 10,000 shares of common stock at $5.00 per share. Such option vests over a three year period commencing January 8, 2002 and expires on January 8, 2006. On August 10, 2001, we granted Ms. Hall an incentive stock option to purchase 2,000 shares of common stock at $3.50 per share. Such option vests over a three year period commencing August 10, 2002 and expires on August 10, 2006. On December 4, 2002 we granted Ms. Hall an incentive stock option to purchase 5,000 shares of common stock at $12.61 per share. Such option vests over a three year period commencing January 4, 2002 and expires on January 4, 2007. On July 31, 2002, we granted Ms. Hall an incentive stock option to purchase 30,000 shares of common stock at $8.55 per share. Such option vests over a three year period commencing July 31, 2003 and expires on July 31, 2007. On August 1, 2003, we granted Ms. Hall an incentive stock option to purchase 25,000 shares of common stock at $11.50 per share. Such option vests over a three year period commencing August 1, 2004 and expires on August 1, 2008. Upon the closing of the New Mountain Transaction, options granted to Ms. Hall covering 47,330 shares of common stock became fully vested and immediately exercisable.

        Employment Agreement with Bill Masters. On October 4, 2004, we entered into an employment agreement with Bill Masters to serve as Chief Information Officer for a term of two years at an annual salary of $210,000 and an annual bonus in accordance with our executive management bonus plan. The employment agreement also contains a confidentiality provision and a noncompete provision, effective during the employment term and for a period of two years following his employment or severance period. It also contains a noninterference provision effective during the employment term and for a period of three years following his employment or severance period. The agreement also provides for certain termination benefits, which, depending on the reason for termination can equal up to six months salary and benefits. In addition, Mr. Masters was granted incentive stock options to purchase 50,000 shares of common stock at $19.80 per share. Such options vest over a four-year period commencing on the first anniversary of his employment.

        Employment Agreement with Patrick McLaughlin. Effective as of January 29, 2002, we entered into an employment agreement with Patrick McLaughlin to serve as our Executive Vice President of Managed Care. The term of this agreement extended through April 2004. Mr. McLaughlin is entitled to receive an annual base salary of $140,000, subject to increase, and an annual bonus payable in accordance with our management bonus plan. Effective April 2003, Mr. McLaughlin’s title was changed to President of our Pharmacy Benefit Management division. In the event the employment agreement is terminated by us (x) prior to Mr. McLaughlin’s second year anniversary for any reason other than (A) for cause, or (B) as a result of the death or permanent disability of Mr. McLaughlin, or (y) as a result of Mr. McLaughlin’s resignation following an uncured material breach of our obligations under this agreement, Mr. McLaughlin is entitled to receive a severance amount equal to his current base salary and benefits for a six month period. In addition, we pay Mr. McLaughlin a monthly car allowance. Furthermore, the employment agreement contains a perpetual confidentiality provision, and noncompetition and nonsolicitation provisions effective during the term of his employment and for one and two years, respectively, after his employment has terminated. On January 29, 2002, we granted Mr. McLaughlin an incentive stock option to purchase 125,000 shares of common stock at $12.45 per share. Such option vests in accordance with the contingent payment terms of the Asset Purchase Agreement dated January 29, 2002 with Health Solutions Ltd., HSL Acquisition Corp., and the other persons named therein (See “Item 1—Description of Business—Recent Acquisitions and Developments” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2003) and otherwise over a nine year period and expires on January 28, 2012. On August 1, 2003, Mr. McLaughlin’s annual base salary was increased to $175,000 and we granted Mr. McLaughlin an incentive stock option to purchase 15,000 shares of common stock at $11.50 per share. Such option vests over a three year period commencing August 1, 2004 and expires on August 1, 2008. Upon the closing of the New Mountain Transaction, options granted to Mr. McLaughlin covering 15,000 shares of common stock accelerated and became fully vested and immediately exercisable.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information about the securities authorized for issuance under our equity compensation plans as of June 30, 2003.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights(1) (a)	Weighted-average price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (2) (excluding securities reflected in column (a)) (c)
Equity Compensation
Plans approved by
security holders	1,610,595	$13.52	2,531,597
Equity Compensation
Plans not approved by
security holders	—	—	—

(1)     Reflects aggregate option outstanding under the 1999 Stock Option Plan, as amended (the "Plan").

(2)     Includes securities remaining available for issuance under the Plan and our 2000 Restricted Stock Grant Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information, as of October 18, 2004, concerning the persons or entities known to us to be the beneficial owner of more than 5% of the shares of our common stock as well as the number of shares of common stock that our directors and certain executive officers beneficially own, and that our directors and executive officers own as a group. Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned. Unless otherwise indicated, the business address of each stockholder listed below is c/o National Medical Health Card Systems, Inc., 26 Harbor Park Drive, Port Washington, New York 11050.

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)		Percentage Owned
New Mountain Partners L.P.	series A preferred	6,790,797	(2)	61.2% **
712 Fifth Avenue, 23rd Floor	stock
New York, NY 10019
New Mountain Affiliated Investors L.P.	series A preferred	165,725	(2)	**
712 Fifth Avenue, 23rd Floor	stock
New York, NY 10019
Bert E. Brodsky	common stock	302,479	(3)	6.4%
James J. Bigl	common stock	216,333	(4)	4.6%
Tery Baskin	common stock	179,617	(5)	3.9%
David Gershen	common stock	80,000	(6)	1.7%
Patrick McLaughlin	common stock	77,499	(7)	1.6%
Agnes Hall	common stock	72,000		1.6%
Stuart Fleischer	common stock	26,667	(8)	*
G. Harry Durity	common stock	0	(9)	*
Gerald Angowitz	common stock	13,667	(10)	*
Paul Konigsberg	common stock	14,667	(11)	*
Robert Silberman	common stock	0	(9)	*
James F. Smith	common stock	0		*
Bill Masters	common stock	0		*
All executive officers and directors
as a group (13 persons)	common stock	982,929	(14)	20.15%

*	Less than 1%

**	Reflects percent of series A preferred stock owned by New Mountain Partners, L.P. and New Mountain Affiliated Investors LP and the percentage held assumes the conversion of the series A preferred stock into common shares. These shares are included in the number of outstanding common shares (denominator) calculation of percentage held for the New Mountain entities only. New Mountain Investments, L.P. (“NMI”) is the general partner of New Mountain Partners, L.P. New Mountain GPLLC (“NM”) is NMI’s general partner. Steven B. Klinsky, a director of our board of directors, is the sole member of NM. Mr. Ajouz and Mr. Grusky, members of our board of directors, are limited partners of NMI and disclaim ownership of the shares owned by New Mountain Partners, LP, except to the extent of their bearing interests herein.

(1)	The number of shares beneficially owned includes outstanding shares of our common stock held by that person and shares of our common stock issuable upon exercise of stock options exercisable within 60 days of October 18, 2004.

(2)	Assuming the conversion of 6,790,797 shares of the series A preferred stock which are convertible into shares of common stock.

(3)	Includes (i) 172 shares held by P.W. Capital of which Mr. Brodsky is the President, (ii) 10,000 shares of common stock beneficially owned by the Bert E. Brodsky Revocable Trust, (iii) 1,014 shares held by the Irrevocable Trust of Lee Jared Brodsky, (iv) 1,014 shares held by the Irrevocable Trust of David Craig Brodsky, (v) 1,014 shares held by the Irrevocable Trust of Jeffrey Holden Brodsky, and (vi) 1,014 shares held by the Irrevocable Trust of Jessica Brodsky Miller. Muriel Brodsky, Mr. Brodsky’s wife, is the trustee for the trusts described in clauses (ii) through (vi). Does not include (a) 76,168 shares beneficially owned by Mr. Brodsky’s children or (b) 15,000 shares of common stock subject to unexercisable options.

(4)	Includes 216,333 shares of common stock issuable pursuant to exercisable options. Does not include an aggregate of 266,667 shares of common stock subject to unexercisable options.

(5)	Includes an aggregate of 58,331 shares issuable pursuant to exercisable options.

(6)	Includes 55,650 shares of common stock issuable pursuant to exercisable options.

(7)	All of these shares are issuable pursuant to currently exercisable options. Does not include an aggregate of 62,499 shares of common stock subject to unexercisable options.

(8)	Includes 26,667 shares issuable pursuant to exercisable options. Does not include 53,333 shares of common stock subject to unexercisable options.

(9)	Does not include 20,000 shares of common stock currently unexercisable.

(10)	Includes 13,667 shares issuable pursuant to exercisable options. Does not include 22,333 shares of common stock currently unexercisable.

(11)	Includes 14,667 shares issuable pursuant to exercisable options. Does not include 22,333 shares of common stock currently unexercisable.

(12)	Does not include 100,000 shares of common stock currently unexercisable.

(13)	Does not include 50,000 shares of common stock currently unexercisable.

(14)	Includes all of the shares that are included in the table above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Relationship with Sandata Technologies, Inc.

        We have historically entered into various verbal and written agreements with Sandata Technologies, Inc. (“Sandata”) and its wholly owned subsidiaries. Our former majority shareholder and chairman of the board of directors and current director, Mr. Brodsky, is the Chairman of the board of directors, Treasurer and the principal stockholder of Sandata. The majority of the services were related to database and operating system support, hardware leasing, maintenance and related administrative services. We purchased services from Sandata, and its subsidiaries, on an as needed basis at negotiated hourly or monthly rates. We have evaluated the services that Sandata has performed for us in the past, and have brought those services in-house by hiring employees with the needed skills. This has eliminated our expenses payable to Sandata.

        During the fiscal years ended June 30, 2002, 2003, and 2004 we incurred fees to Sandata, or its subsidiaries, in the aggregate amounts of approximately $1,097,000, $66,000 and $0, respectively.

Our Relationship with Medical Arts Office Services, Inc.

        Medical Arts Office Services, Inc. (“Medical Arts”), of which Mr. Brodsky is the sole stockholder, provides us with certain legal, human resources, accounting and administrative services (including payroll processing) pursuant to a verbal agreement, terminable at will by either party. During the fiscal year ended June 30, 2004, the total payments made by us to Medical Arts were approximately $266,801, of which $43,458 was paid for legal services and $223,343 was paid for human resources and administrative services. Management believes that the hourly rates charged by Medical Arts are as fair to us as those that could be obtained from an unaffiliated third party, although no independent fee quotes have been obtained. In connection with the New Mountain Transaction, on October 23, 2003 we entered into a written agreement with Medical Arts to provide the same services under the same terms and conditions that had been agreed to under the verbal agreement, which is scheduled to expire on April 23, 2005, but is terminable by us for any reason upon ninety days written notice. We gave notice to terminate the agreement with Medical Arts, effective January 1, 2005.

Our Relationship with P.W. Capital, LLC

        We lease a two family house in Port Washington, New York (near our offices) from P.W. Capital, LLC, of which Muriel Brodsky, the wife of our former chairman of the board of directors and current director, is the sole equity holder and Mr. Brodsky is the president. We use these properties for out-of-town employees. We evaluated the cost of hotels for these individuals and determined it was more cost efficient to rent the house at an annual rate of $66,000 plus escalations. During the fiscal year ended June 30, 2004, we paid P.W. Capital, LLC $66,000 in rent for this facility. Also, we leased three cars from P.W. Capital, LLC for which we paid $28,531 during the fiscal year ended June 30, 2004.

Our Relationship with Mediclaim, Inc.

        In August 2001, we entered into a sale-leaseback operating lease of certain fixed assets (principally computer hardware and externally developed software) with Mediclaim, Inc., of which our former vice chairman, Gerald Shapiro, is chairman and treasurer. Upon expiration or termination of the lease, we have no right to acquire the leased assets. The sale price for the leased assets was $1.32 million. The lease expires on October 31, 2004. Monthly payments of $37,025.09 ($444,301 per year) are made directly to Mediclaim’s bank.

Our Relationship with E-data Corp.

        In the past, we have sublet a room in a house that it leases from P.W. Capital, LLC in Port Washington, New York to E-data Corp., of which our former chairman of the board of directors and current director, Mr. Brodsky, is chief executive officer and chairman of the board of directors. We have since terminated the sublease to E-data Corp. and no amounts are owed under the sublease.

Real Estate

        We occupied approximately 26,500 square feet of office space at 26 Harbor Park Drive, Port Washington, NY 11050 up until April 30, 2004 (the “Leased Premises”). We sublease the Leased Premises from BFS Realty, LLC (“BFS Realty”). Our former chairman of the board of directors and current director, Bert E. Brodsky, is the operating manager of BFS Realty and all of the equity interests in BFS Realty are held in Irrevocable Trusts of Lee Jared Brodsky, David Craig Brodsky, Jeffrey Holden Brodsky, and Jessica Brodsky Miller, each of which is a trust established for the benefit of Mr. Brodsky’s children. BFS Realty leases the Leased Premises from the Nassau County Industrial Development Agency, pursuant to a lease which was entered into by the agency and BFS Realty in July 1994, and which expires in March 2005. BFS Realty has the right to become the owner of the Leased Premises upon expiration of the lease for a purchase price of $1. BFS Realty subleases a portion of the Leased Premises to us (the “Lease”). As of November 1, 2001, we and BFS Realty amended the Lease. The Lease provided that, effective August 1, 2001, the rent payable by us will be an aggregate annual rent of $308,000 with annual rent increases. While formerly we made estimated monthly real estate tax, utilities and maintenance-expense payments to BFS Realty, the Lease provided that we would pay our pro-rata share of such expenses directly, to the entities to whom payment must be made. The annual rent would increase by 5% per year during the term of the Lease.

        Additional space was built in the Leased Premises which allowed us to reconfigure our existing space and to move all of our employees in Port Washington into contiguous space. We and BFS Realty amended the Lease for the space on October 23, 2003 and April 26, 2004. Effective on the occupancy date of the new space, as of May 1, 2004, BFS Realty leased additional square footage in the Leased Premises to us. The total space leased by us is currently 37,108 square feet. The Lease provides that, effective May 1, 2004, the rent payable by us shall be in an aggregate annual rent of $580,000 over a ten year term, plus expenses related to real estate taxes, utilities and maintenance which are paid directly to the entities to whom payment must be made. Annual rent increases will be based upon the Consumer Price Index plus 2.5% subject to a maximum annual cap of 3.5%. The Lease expires ten years from the occupancy date of May 1, 2004. In addition, we have early termination rights which we may exercise by delivery of a notice to BFS Realty 60 days prior to the end of the April 30, 2009 lease year. In consideration of such early termination rights, we would pay to BFS Realty the rent that would otherwise be payable by us to BFS Realty for the succeeding 30 months and subject to adjustments if BFS Realty is able to lease the Leased Premises to another party during said 30 month period. Leasehold improvements made to this space during the years ended June 30, 2004 and 2003 were approximately $1,906,000 and $1,000, respectively.

        Pursuant to a lease dated August 10, 1998 and expiring on August 31, 2005, we occupy approximately 1,500 square feet at 63 Manorhaven Boulevard, Port Washington, New York, which is used as office storage space. The landlord for these premises is 61 Manorhaven Boulevard, LLC, of which our former chairman, Mr. Brodsky, is the sole member. The current monthly rent is $1,914 per month. The annual rent increases by 5% per year. Additional rent, in the form of certain expenses, is also payable. The total rent paid during the fiscal year ended June 30, 2003 was $24,709.

        We entered into two leases with Living in Style, LLC, an entity owned by three of our executive officers, Agnes Hall, Tery Baskin and James J. Bigl. In connection with the acquisition of Centrus, which we completed in January 2002, additional “hotel” space was required for the use of our out-of-town employees in lieu of renting multiple hotel rooms. Therefore, we entered into these two leases (in addition to our lease with P.W. Capital, LLC) to rent two additional houses. These leases expire on April 30, 2007. The total rent paid during the fiscal year ended June 30, 2004 was $133,403. In connection with the New Mountain Transaction, we amended our leases with Living in Style, LLC on October 30, 2003, to provide for the termination of such leases by us with the greater of six months’ notice or the period of time equal to 50% of the remaining terms of such leases.

        We believe each of the related transactions described above in this section “Certain Relationships and Related Transactions” was negotiated on terms as favorable in the aggregate as could have been obtained from unrelated third parties.

Indebtedness of Management

        From time to time, Mr. Brodsky and certain of his affiliates and other of our officers, directors and affiliates have borrowed funds from us. The following table describes certain information relating to such indebtedness.

Debtor	Largest Aggregate Amount Owed by Debtor During Fiscal Year Ended June 30, 2004	Debt Owed As Of June 30, 2004
P.W. Capital, LLC(1)	$3,781,678	0
James J. Bigl(2)	107,531	0

(1)	On June 1, 1998, we assigned indebtedness from certain persons and entities, including Mr. Brodsky, aggregating $1,636,785 to P.W. Capital, LLC, a company affiliated with Mr. Brodsky. P.W. Capital executed a demand promissory note payable to us in the principal amount of $4,254,785, reflecting the assigned debt and amounts then owed by P.W. Capital to us. Mr. Brodsky simultaneously executed an unconditional guaranty in favor of us for the full and prompt payment to us of all amounts payable under the P.W. Capital note. Such note was secured by 1,022,757 shares of common stock and was without recourse to the maker. The note was replaced by a new non-recourse promissory note dated July 31, 2000, in the amount of $3,890,940, with interest at the rate of 8 1/2% per annum. Such note was payable in annual installments of $400,000 consisting of principal and interest on each of the first and second anniversary date with the total remaining balance of principal and interest due and payable on July 31, 2003. The note was collateralized by 1,000,000 shares of common stock. The two $400,000 payments due under the note as of July 31, 2001 and 2002 were satisfied by offsetting an equal amount owed to Mr. Brodsky by us under Mr. Brodsky’s employment agreement. Effective July 31, 2001, the interest rate on the note was changed to the prime rate in effect from time to time. The balance of the note, including accrued interest, was paid in full on July 31, 2003. The note was satisfied through a combination of monies owed by us to Mr. Brodsky and a cash payment made by P.W. Capital to us.

(2)	On February 8, 2001, Mr. Bigl entered into a Promissory Note in the amount of $34,000 as evidence of the loan by us to him. On April 12, 2002, the Promissory Note was amended and we agreed to increase the loan to $100,000. The loan bore interest at 8%, and was due on April 25, 2003. The interest rate was lowered effective July 1, 2002 to the rate at which we borrow money. Mr. Bigl’s repayment obligation under the Promissory Note has been satisfied through a set-off from the bonus paid to Mr. Bigl in July 2003, as part of his annual compensation, against the amount that was otherwise payable by Mr. Bigl under the Promissory Note, including accrued interest.

PROPOSAL 1 – ELECTION OF DIRECTORS

        Recently adopted National Association of Securities Dealers, Inc. (“NASD”) rules require most companies whose stock is quoted on the Nasdaq Market, following their first annual stockholders meeting after January 15, 2004, to have a board of directors composed of a majority of independent directors, as determined and defined under NASD Rule 4350(c), and to comply with certain other requirements for committees and independent directors. Companies that are controlled by a single stockholder or a group of stockholders acting together are eligible to utilize an exemption from certain of the requirements under NASD Rule 4350(c)(5), including the requirement that a majority of directors be independent. Upon the closing of the New Mountain Transaction, we became a “controlled company,” as defined in Nasdaq’s new rules, because New Mountain Partners owns more than 50% of our voting power. Accordingly, we have availed ourselves of the exemption from the rule requiring a majority of the directors be independent.

        Upon the closing of the New Mountain Transaction on March 19, 2004, we eliminated the classified structure of our board of directors and expanded the board of directors from seven members to ten members. Mr. Brodsky resigned as chairman of the board of directors but remained as a director of our board of directors along with Messrs. Bigl, Angowitz and Konigsberg. Messrs. Daley, Fish and Shapiro resigned as directors and six new directors were selected by New Mountain Partners to join our board of directors.

        Our current certificate of incorporation provides that each member of the board of directors shall be elected for a one-year term at each annual meeting of stockholders. All of the current directors’ terms will expire at this annual meeting. We currently have a ten member board. As a result of the New Mountain Transaction, New Mountain Partners, as a holder of series A preferred stock, is entitled to elect 60% of the members of our board of directors and the common stockholders are entitled to elect the remaining 40% of the members of our board of directors. All ten members of the board which the common stockholders and series A preferred stockholders are entitled to elect are to be elected at the annual meeting.

        The persons named in the enclosed proxy will vote to elect as directors the nominees named below, all of whom are presently serving as directors, with the exception of David E. Shaw, who is not a current director, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to service, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designed by our board of directors. Each director will be elected to hold office until the next annual meeting of stockholders subject to the election and qualification of his successor and to his earlier death, resignation or removal.

        The following text presents information as of the date of this proxy statement concerning persons nominated for election as common stock directors and persons nominated for election as series A preferred stock directors, including in each case his name, his age as of October 18, 2004, his current membership of Committees of the board of directors, his principal occupations or affiliations during the last five years and certain other directorships held by him.

Nominees for Common Stock Directors

        The following four nominees for common stock directors have been serving as members of our board of directors prior to the closing of the New Mountain Transaction and throughout fiscal year 2004:

        James J. Bigl. Chairman of the board of directors. Mr. Bigl, 41, served as Chief Executive Officer from April 2002 until August 30, 2004, as a director from April 2002 until June 2004, and as President from June, 2000 until August 30, 2004. Immediately prior to joining us, Mr. Bigl served as President and CEO of York HealthNet, SelectPro and USI Care Management (“USI”). In late 1998, Mr. Bigl directed the sale of the Pharmacy Benefit Management Company he founded at Yale-New Haven Health to USI. Beginning in October of 1994, Mr. Bigl oversaw the wide ranging operations, including home infusion, managed care operations, real estate and retail pharmacy, at Yale-New Haven Health’s for-profit division. For the last fifteen years, Mr. Bigl has been working in the retail pharmacy and pharmacy benefit management industries.

        Bert E. Brodsky. Director. Mr. Brodsky, 62, served as our Chairman of the board of directors from December 7, 1998 until March 19, 2004, and was also Chief Executive Officer from June, 1998 until April, 2002. Mr. Brodsky has at various times from 1983 served as our Chairman of the board of directors, President and a director. Mr. Brodsky has served as Chairman of the board of directors and Treasurer of Sandata since June 1983 and as President of Sandata from December 1989 through January 2000. For more than the past five years, Mr. Brodsky has served as Chairman of the board of directors and President of P.W. Medical Management, Inc., which provides financial and consulting services to physicians; as President of P.W. Capital Corp., a consulting services firm; and as Chairman of Sandsport Data Services, Inc., a computer services firm and wholly-owned subsidiary of Sandata. Mr. Brodsky has also, for more than the past five years, been the Operating Manager of various real estate companies, and President of Bert Brodsky Associates, Inc., which provides consulting services.

        Paul J. Konigsberg. Director. Mr. Konigsberg, 67, has served as a director for us since November 2000. From January 1998 until October of 2002, Mr. Konigsberg also served on the board of directors of Sandata. Mr. Konigsberg is a certified public accountant and has been a senior partner in the accounting firm of Konigsberg Wolf & Co., P.C. since 1970. Mr. Konigsberg also serves as the Chairman of our Audit Committee and a member of our Compensation Committee and Nominating Committee.

        Gerald Angowitz. Director. Mr. Angowitz, 55, has served as a director for us since June 26, 1998. Mr. Angowitz presently works as a management consultant through the Angowitz Company, which provides consulting services. Mr. Angowitz had served as Senior Vice President of Human Resources and Administration for RJR Nabisco, Inc. (“RJR”), a consumer products manufacturer, from March 1995 until December 1999. Mr. Angowitz previously served as Vice President of Human Resources for RJR from February 1994 to March 1995 and Vice President of employee benefits at RJR from January 1992 to February 1994. Mr. Angowitz also serves as the Chairman of our Compensation Committee and a member of our Audit Committee and Nominating Committee.

Nominees for Series A Preferred Directors

        The following five nominees for series A preferred directors have been serving as members of our board of directors since the closing of the New Mountain Transaction on March 19, 2004:

        Steven B. Klinsky. Director. Mr. Klinsky, 48, served as our Chairman of the board of directors from March 19, 2004 until June 14, 2004 and currently serves as a director for us. Mr. Klinsky is the founder and has been the managing member and chief executive officer of New Mountain Capital, LLC since January 2000. From 1987 to June 1999, Mr. Klinsky was a general partner of Forstmann Little & Co., a private equity firm. He is the lead outside director and a member of the executive committee of Strayer Education, Inc., where he served as non-executive Chairman from March 2001 until February 2003. Mr. Klinsky also serves on the board of directors of Surgis, Inc., Overland Solutions, Inc., and ITC Holdings Inc. In addition, Mr. Klinsky serves as the Chairman of our Nominating Committee and a member of our Compensation Committee.

        Michael B. Ajouz. Director. Mr. Ajouz, 30, a managing director of New Mountain Capital, LLC, joined New Mountain Capital as a principal in September 2000. From July 1998 to September 2000, Mr. Ajouz was an executive in the New York office of Kohlberg Kravis Roberts & Co., where he worked on transactions in a variety of industries. From August 1996 to July 1998, Mr. Ajouz was an investment banking professional in the Mergers and Acquisitions Department of Goldman, Sachs & Co., where he evaluated and executed numerous strategic transactions. From August 1995 to May 1996, he was a professional at the economic consulting firm Cornerstone Research. Mr. Ajouz also serves on the board of directors of Surgis, Inc. and ITC Holdings Inc.

        G. Harry Durity. Director. Mr. Durity, 57, corporate vice president of worldwide business development for Automatic Data Processing, Inc., or ADP, joined ADP in August 1994. Mr. Durity heads ADP’s mergers and acquisitions group and is a member of ADP’s executive committee. From February 1993 to August 1994, Mr. Durity worked for Revlon Consumer Products Company as a senior vice president of corporate development and also served on Revlon’s executive committee. From January 1990 to January 1993, Mr. Durity was president of the Highlands Group, a boutique merger and acquisition advisory firm. From October 1980 to December 1989, Mr. Durity served as a vice president of corporate development for RJR Nabisco, Inc. Mr. Durity also serves as a member of our Audit Committee.

        Michael T. Flaherman. Director. Mr. Flaherman, 39, a managing director of New Mountain Capital, LLC, joined New Mountain Capital as a senior advisor in January 2003. From January 1995 to January 2003, Mr. Flaherman served as a member of the Board of Administration of the California Public Employees’ Retirement System, or CalPERS, the largest pension system in the United States. In his capacity as chairman of the investment committee of the CalPERS’ board from March 2000 to January 2003, Mr. Flaherman led board decision-making on all aspects of CalPERS’ investment strategy, including asset allocation, as well as CalPERS’ investment program in domestic and international equity and fixed income, real estate and private equity. Mr. Flaherman also participated in decision-making about CalPERS’ health benefits program, including pharmacy benefits. From August 1993 to March 2000, Mr. Flaherman worked as an economist for the San Francisco Bay Area Rapid Transit District.

        Robert R. Grusky. Director. Mr. Grusky, 46, a member and co-founder of New Mountain Capital, LLC, since its beginning in January 2000. Since January 2000, Mr. Grusky has also been the managing member of Hope Capital Management, LLC, the investment manager of Hope Capital Partners, L.P., an investment partnership. From April 1998 to December 1999, Mr. Grusky served as president of RSL Investments Corporation. From July 1985 to April 1997, with the exception of 1990-1991 when he was on a leave of absence to serve as a White House Fellow and Assistant for Special Projects to the Secretary of Defense, Mr. Grusky served in a variety of capacities at Goldman, Sachs & Co., first in its Mergers & Acquisitions Department and then in its Principal Investment Area. Mr. Grusky is also a member of the board of directors of Strayer Education, Inc. and Surgis, Inc.

        The following nominee for series A preferred director has not previously served as a member of our board of directors and will replace the vacancy left by the resignation of our director, Robert S. Silberman. Mr. Shaw was recommended by our security holder, New Mountain Partners:

        David E. Shaw. David E. Shaw, 53, is the managing partner of Black Point Partners LLC, a private investment company which he founded in 1997. In addition, he currently serves as a consultant and limited partner to Venrock Associates and as a Senior Advisor to New Mountain Capital. He is also the founder and, from 1984 to 2002, served as the Chairman and Chief Executive Officer of IDEXX Laboratories, Inc., a publicly-held biotechnology, medical device and software company and has been a founding investor and/or director of several high technology companies including Cytyc and Microbia. Since 2002, he has served on the advisory board of the Harvard University John F. Kennedy School of Government and from 2002-2003, he served on the faculty of Harvard’s Center for Public Leadership. Since 1989, he has been on the Board of Governing Trustees and served as the Chair of The Jackson Laboratory, a leading genetics research institute from 1997 to 2001. He also served as a member of the Executive Committee of the US-Israel Science and Technology Commission from 1994 to 1997, and from 1989 to 1997 he was a Trustee of Maine Medical Center.

Required Vote

        The nominees receiving the highest number of affirmative votes of the votes cast at the annual meeting either in person or by proxy will be elected as directors. A properly executed proxy card marked “WITHHOLD AUTHORITY” and broker non-votes with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Broker non-votes, if any, will not affect the outcome of voting on directors.

Recommendation of Our Board of Directors

        Our board of directors recommends a vote “FOR” the election of the nominees named above.

Executive Officers

        Our other executive officers, and their ages and positions as of October 18, 2004 are:

Name	Age	Office and Position Held
James F. Smith [1]	55	Chief Executive Officer and President
Tery Baskin	50	Chief Marketing Officer
Stuart F. Fleischer	51	Chief Financial Officer
Bill Masters [2]	54	Chief Information Officer
Patrick McLaughlin	41	President, NMHCRx

1)	On August 30, 2004, Mr. Bigl resigned as our President and Chief Executive Officer and James F. Smith assumed his positions.

2)	On October 4, 2004, Mr. Masters assumed the position of Chief Information Officer. From January 2001 until July 2004, Ms. Agnes Hall was serving as our Chief Information Officer.

        James F. Smith. Mr. Smith, 55, became Chief Executive Officer and President of our company on August 31, 2004. From April 2000 to August 2004, Mr. Smith served as senior vice president of healthcare services and government relations at CVS Corporation. From 1999 to 2000, he served as senior vice president of e-commerce at Eckerd Corporation, and from 1997 to 1999, he served as senior vice president of managed care operations at Eckerd Services. Mr. Smith has also served as vice president of managed care operations at TDI Managed Care from 1994 to 1997. His other positions include vice president of Express Pharmacy Service operations from 1992 to 1994, and vice president of loss prevention and operational audit at Thrift Drug from 1986 to 1992. He was a member of the board of directors of Pharmaceutical Care Management Association (PCMA) and in 1999 served as its chairman.

        James J. Bigl. Mr. Bigl, 41, was serving as our President and Chief Executive Officer until August 2004. Information about Mr. Bigl’s tenure with us and his business experience is presented above under “- Directors.”

        Tery Baskin. Mr. Baskin, 50, has served as our Chief Marketing Officer since April 2003. He served as our chief operating officer from June 2001 to April 2003. He has been a licensed pharmacist since 1978. From 1993 to July 2000 he served as the President and a director of Pharmacy Associates, Inc. From July 2000 to June 2001, Mr. Baskin was the Senior Vice President of Pharmacy Associates, Inc., which in July 2000 became our wholly owned subsidiary. He has served as a director of the American Pharmaceutical Association Foundation since 1998 and as Treasurer since March 2002.

        Stuart F. Fleischer. Mr. Fleischer, 51, has served as our Chief Financial Officer since October 2003. From January 2001 to September 2003, Mr. Fleischer was a partner at Tatum CFO Partners LLP. Prior to joining Tatum CFO Partners, Mr. Fleischer served as vice president of finance for the medical group at Henry Schein, Inc. from August 1997 to August 2000. Mr. Fleischer also served as vice president and chief financial officer of Micro Bio-Medics, Inc., a public distributor of medical supplies and equipment, from March 1995 to August 1997, before Henry Schein, Inc. acquired it in August 1997. From February 1986 to March 1995, Mr. Fleischer served as senior vice president and chief financial officer of Communications Diversified, a promotional marketing firm. Mr. Fleischer began his career on the audit staff of Price Waterhouse LLP, where he was employed from June 1974 to January 1986.

        Bill Masters. Mr. Masters, 54, was appointed Chief Information Officer on October 4, 2004. From May 1999 to July 2003, Mr. Masters was vice president of healthcare business solutions at CVS Pharmacy. During his 10-year tenure at CVS, Mr. Masters also held the position of vice president, business development and support. From June 1980 to July 1993, Mr. Masters also held senior-level information systems positions at Reliable Drug Stores, Inc., Rite Aid Corporation and Begley Company, Inc.

        Agnes Hall. Ms. Hall, 57, served as our Chief Information Officer (“CIO”) from January 2001 to July 2004. Ms. Hall has been serving as President of our Integrail division since July 2004. Ms. Hall has a broad background in a number of different industries, having spent most of her career as a management consultant and CIO. Her experience includes insurance, manufacturing, utilities, health care, and government agencies. Prior to joining us, Ms. Hall managed a consulting practice for Oracle Corporation from late 1998, joining Oracle after serving as CIO for Killark Electric for three years.

        Patrick McLaughlin. Mr. McLaughlin, 41, has served as the President of our Pharmacy Benefit Management division since April 2003, and previously served as executive vice president of managed care from January 2002 to April 2003. Prior to joining us, Mr. McLaughlin was the President of Centrus Pharmacy Solutions from January 2000 to January 2002. Mr. McLaughlin was employed by Centrus in various executive positions from February 1992 until his appointment as President in 2000. He also served as a director of Health Solutions, Ltd., the parent of Centrus, from November 1995 until its acquisition by us in January 2002.

        Each of the executive officers serves, subject to his or her employment agreement, until the meeting of the board of directors immediately following the annual meeting of stockholders.

Familial Relationships

        There are no familial relationships among any of our executive officers, directors or nominees for directors.

Compensation of Directors

        Our bylaws provide that our directors may, by resolution of our board of directors, be paid a fixed fee and expenses for attendance at each regular or annual meeting of our board of directors and committee meetings. Up until March 19, 2004, each director received $500 for each meeting he attended by telephone and $1,000 for each meeting he attended in person. After the closing of the New Mountain Transaction, effective March 19, 2004, directors who are our employees and who are current New Mountain Capital professionals are not entitled to additional compensation. Directors who are not our employees and not current New Mountain Capital professionals (the “non-employee directors”) are entitled to receive the cash and equity compensation described below.

        Non-employee directors receive $20,000 per year for four quarterly board of directors meetings attended, $1,000 per session for any additional meetings attended in person and no additional compensation for any additional meetings attended telephonically. An additional $5,000 is paid to the chairperson of the Audit Committee and the chairperson of the Compensation Committee. All non-employee directors will be granted options each year following the annual meeting. The options will have a seven year term and five year vesting period with 20% of the granted options vesting on each of the first five anniversaries of the grant date. We paid an aggregate of $179,000 in directors’ fees during the fiscal year ended June 30, 2004. We reimburse directors for out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

        Directors are eligible to receive awards pursuant to the Plan. In May 2004, we granted to our pre-existing non-employee directors, Messrs. Angowitz, Brodsky and Konigsberg, a one-time grant of options to purchase 15,000 shares of common stock with an exercise price of $31.00 per share. In May 2004, we granted to our new non-employee directors, Messrs. Silberman and Durity, a one-time grant of options to purchase 20,000 shares of common stock with an exercise price of $31.00 per share. Such options vest over a three-year period commencing May 4, 2005 and expire on May 4, 2014.

Meetings and Committees of Our Board of Directors

        Our board of directors held eight meetings during the fiscal year ended June 30, 2004 At least a majority of our directors attended each meeting. Our board of directors also acted five times during the last fiscal year by unanimous written consent in lieu of a meeting.

        Our board of directors has a standing audit committee, nominating committee and a compensation committee, the responsibilities of which are summarized below. We are a controlled company under NASD Rule 4350(c)(5) and are exempt from NASD Rule 4350(c)(4) relating to independent director oversight of director nominations. In addition, on March 24, 2004, our board of directors approved the creation of two series A dividend committees.

        The board of directors has determined that Messrs. Konigsberg, Angowitz, Silberman and Durity are independent directors and independent (as defined by applicable laws, rules and regulations of the Security and Exchange Commission (the “SEC”) and Nasdaq) of management and us. Each of our directors attended at least 75% of the meetings of our board of directors or committee meetings thereof during the fiscal year ended June 30, 2004. Our policy is that all directors are invited and encouraged to attend our annual meeting of stockholders. Four directors attended our last annual meeting held on March 18, 2004.

        We currently have a formal process for security holders to send communications to our board of directors. Stockholders and other parties interested in communicating directly with the board of directors or with non-management directors as a group may do so by sending written communications addressed to the Corporate Secretary of NMHCRx, Attention: Board of Directors, 26 Harbor Park Drive, Port Washington, NY 11050. Our corporate secretary will review the communications and report them to the board of directors or the individual directors to whom they are addressed, unless they are deemed frivolous, inappropriate, solicitations of services or solicitations of our funds.

Audit Committee

        The audit committee of our board of directors is charged with the review of the activities of our independent auditors, including the fees, services and scope of such audit. The audit committee is currently composed of Paul J. Konigsberg (chairman of the committee), Gerald Angowitz and G. Harry Durity. Prior to the closing of the New Mountain Transaction, the audit committee was composed of Paul J. Konigsberg (chairman of the committee), Kenneth J. Daley and Ronald L. Fish. The board of directors has determined that Messrs. Konigsberg, Angowitz, Silberman and Durity are independent directors and independent (as defined by applicable laws, rules and regulations of the SEC and Nasdaq) of management and us. In addition, our board of directors has determined that Mr. Konigsberg, the chairman of the audit committee, qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the SEC under the Securities Exchange Act of 1934, as amended. The audit committee met on five occasions during the fiscal year ended June 30, 2004. The audit committee’s responsibilities and policies are discussed more fully in its charter, which is enclosed with this proxy statement as Appendix A.

Nominating Committee

        The nominating committee of our board of directors was formed at the meeting of our board of directors held on March 24, 2004. The nominating committee is currently composed of Steven B. Klinsky (chairman of the committee), Gerald Angowitz and Paul J. Konigsberg. The nominating committee did not meet during the fiscal year ending June 2004. The board of directors has determined that Messrs. Angowitz and Konigsberg are independent directors and independent (as defined by applicable laws, rules and regulations of the SEC and Nasdaq) of management and us. The nominating committee is responsible for the identification and selection of the non-New Mountain independent director nominees to stand for election as directors at any meeting of stockholders and to fill any independent director vacancy, however created, in the board of directors. The nominating committee has nominated Messrs. Angowitz and Konigsberg for re-election at the annual meeting. See “Proposal 1- Election of Directors.” Attached as Appendix B is a copy of the Nominating Committee Charter.

        The Nominating Committee will consider candidates for nomination as a director recommended by stockholders, current directors, officers, third-party search firms and other sources. The Nominating Committee considers stockholder recommendations for candidates in the same manner as those received from others. In order for the Nominating Committee to consider a stockholder nominee, the stockholder must submit nominee information to the Nominating Committee in accordance with the procedures for submitting stockholder proposals described below.

        In evaluating candidates, the Nominating Committee will consider the following criteria: personal integrity, sound business judgment, business and professional skills and experience, independence (as that term is defined under the rules of the SEC and the Nasdaq listing standards), potential conflicts of interest, the extent to which a candidate would fill a present need, and concern for the long term interests of stockholders. In any particular situation, the Nominating Committee may focus on persons possessing a particular background, experience or qualifications which the Committee believes would be important to enhance the effectiveness of the board. In considering candidates for the board, the Nominating Committee considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee.

The Compensation Committee

        The compensation committee of our board of directors is responsible for making recommendations to our board of directors regarding compensation arrangements for our executive officers and consulting with our management regarding compensation policies and practices. The compensation committee also makes recommendations concerning annual bonus compensation, the adoption of any compensation plans in which management is eligible to participate and the granting of stock options or other benefits under such plans. The compensation committee currently consists of Gerald Angowitz (chairman of the committee), Paul J. Konigsberg and Steven B. Klinsky. Prior to the closing of the New Mountain Transaction, the committee consisted of Gerald Angowitz, Kenneth J. Daley and Ronald L. Fish. The compensation committee held four meetings during the fiscal year ended June 30, 2004.

AUDIT COMMITTEE REPORT

        The audit committee of our board of directors is comprised of all independent directors and acts under a written charter approved and adopted by our board of directors and is reviewed and reassessed annually by the audit committee. The members of the committee are Messrs. Konigsberg, Angowitz and Durity, each of whom is independent, as determined under Rule 4200(a)(15) of the NASD’s listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended. The audit committee held five meetings during the fiscal year ended June 30, 2004.

        Management has primary responsibility for our internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards accepted in the U.S., and to issue a report thereon. The audit committee oversees our financial reporting process on behalf of our board of directors.

        In fulfilling its oversight responsibilities, the audit committee has met and held discussions with management and the independent auditors. Management represented to the committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States. The audit committee has reviewed and discussed the consolidated financial statements set forth in our Form 10-K for the fiscal year ended June 30, 2004, with management and the independent auditors. The audit committee also discussed with Ernst & Young LLP, our registered public accounting firm (who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles), the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended. In addition, the committee also received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their independence.

        In reliance on the review and discussions referred to above, the audit committee recommended to our board of directors, and our board of directors has approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed with the SEC.

         This report was approved by the current members of the audit committee on September 27, 2004.

The Audit Committee

Paul J. Konigsberg, Chairman
Gerald Angowitz
G. Harry Durity

COMPENSATION COMMITTEE’S REPORT ON EXECUTIVE COMPENSATION

        The following is a summary of the compensation practice and philosophy that was in effect for us for the fiscal year ended June 30, 2004. Modifications to such philosophy have been and may continue to be made.

Compensation Philosophy

        Our executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. The compensation committee seeks to adjust compensation levels (through competitive base salaries, bonus payments and stock option grants) based on individual and our financial performance.

Compensation Program Components

        Our compensation program currently consists of a number of components, including a cash salary, an executive bonus pool and stock option grants.

        Salary and bonus levels reflect job responsibility, seniority, compensation committee judgments of individual effort and performance, and our financial and market performance (in light of the competitive environment in which we operate). In considering our financial and market performance, the compensation committee reviews, among other things, net income, cash flow, working capital and revenues, and share price performance relative to comparable companies and historical performance. Annual cash compensation is also influenced by compensation practices of competitive companies of comparable size in similar industries, as well as that of companies not in our industry which do business in locations where we have operations. Based in part on this information, the compensation committee generally targets salaries at levels comparable to the median of the range of salaries paid by competitors of a comparable size.

        The executive bonus plan compensates executives based on (i) individual performance and our performance in addressing immediate financial and operational challenges, (ii) our performance relative to the performance of other companies of comparable size, complexity and quality, and (iii) performance that supports both our short-term and long-term goals. Bonuses thus align the interest of executive officers with those of our stockholders.

        The third component is a stock option program which we use to motivate our executive officers and other employees. Our board of directors believes that the granting of options to purchase our common stock provides our executive employees with the long-term incentive to work for our betterment. Stock options are generally granted annually to executives and periodically to other selected employees whose contributions and skills are critical to our long-term success. Options generally are granted with an exercise price equal to the market price of our common stock on the date of the grant, generally vest over a period of at least three years and generally expire from five to ten years.

        Also, we anticipate compensating our executive employees through the grant of awards under the 2000 Restricted Stock Grant Plan, which was approved by our stockholders.

        For a detailed description of the employment agreements and compensation arrangements between us and our executive officers, see “Employee Contracts, Termination of Employment and Change-in-Control Arrangements” above.

Chief Executive Officer Compensation

        As described above, our executive compensation philosophy, applicable to the compensation of our chief executive officer, is to provide a competitive base salary and incentive compensation based on the individual’s and our performance. James J. Bigl has served as our chief executive officer from April 2002 until August 2004 and as our president from June 2000 until August 2004. The compensation committee believes that some portion of the chief executive officer’s compensation should be related to our financial performance and/or the progress made in implementing our business plan. Accordingly, the compensation committee considered not only our overall performance during the last year, but the successful consummation of financing and acquisition transactions that were essential components of our business plan. In light of Mr. Bigl’s extensive experience in the pharmacy benefit management industry, and his and our respective performance this past year, our board of directors determined that the amounts payable to Mr. Bigl for the fiscal year ended June 30, 2004 under his employment agreement, as well as the bonus and long-term compensation awards that were granted to him, fairly compensated Mr. Bigl for the services he rendered to us in fiscal 2004.

Tax Deductibility under Section 162(m) of the Internal Revenue Code

    Section 162(m)        of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a publicly-held corporation a federal income tax deduction for taxable year compensation in excess of $1,000,000 paid to each of its chief executive officer and its four other most highly compensated executive officers, unless that compensation qualifies as performance-based compensation. Through June 30, 2004, this provision has not limited our ability to deduct executive compensation, but the compensation committee will continue to monitor the potential impact of Section 162(m) on our ability to deduct executive compensation.

        This report was approved by the members of the compensation committee on October 27, 2004.

The Compensation Committee

Gerald Angowitz, Chairman
Paul J. Konigsberg
Steven B. Klinsky

Compensation Committee Interlocks and Insider Participation

        The compensation committee’s current members are Gerald Angowitz, Paul J. Konigsberg and Steven B. Klinsky. None of the members of the compensation committee is or has been an officer or employee of us or any of our subsidiaries. Prior to the closing of the New Mountain Transaction, the compensation committee consisted of Gerald Angowitz, Kenneth J. Daley and Ronald L. Fish. Mr. Fish was a member of the board of directors and the compensation committee of Sandata Technologies, Inc., of which Mr. Brodsky is the chairman, treasurer and principal stockholder, from January 1998 until May 2003. No other interlocking relationships exist between our board of directors or compensation committee and the board of directors or compensation committee of any other company. None of our executive officers serve on the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of our board of directors or compensation committee.

COMPARATIVE STOCK PERFORMANCE

        The following graph shows a comparison of cumulative total stockholder return, calculated on a dividend reinvested basis, for us, the Nasdaq Stock Market (U.S.) Index and the Media General Health Services Index (No. 337) (the “MG Group Index”). The graph assumes $100 was invested in each of our common stock, the Nasdaq Stock Market (U.S.) Index and the MG Group Index on July 28, 1999. Data points on the graph are quarterly as of June 30, 2004. Note that historic stock price performance is not necessarily indicative of future stock performance.

PROPOSAL 2 – APPROVAL OF AMENDED AND RESTATED

2000 RESTRICTED STOCK GRANT PLAN

        Our 2000 Restricted Stock Grant Plan, referred to below as the 2000 Plan, was first adopted by our board of directors on October 16, 2001 and was approved by stockholders at our annual meeting on November 20, 2000. On October 27, 2004, our board of directors adopted the Amended and Restated 2000 Restricted Stock Grant Plan, referred to below as the Amended 2000 Plan, subject to stockholder approval. We are now asking stockholders to approve the Amended 2000 Plan.

        Among the most important changes from the 2000 Plan are changes intended to exempt compensation attributable to certain performance-based awards under the Amended 2000 Plan from the limitation on deductibility of certain executive compensation under Section 162(m) of the Internal Revenue Code (Code) and changes to permit the grant of restricted stock units, in addition to restricted and unrestricted shares of our common stock under the Amended 2000 Plan. The total number of shares of our common stock available for grant under the Amended 2000 Plan has not been increased from the number previously approved by stockholders for grant under the 2000 Plan. The changes, if approved, will only apply to awards granted after the annual meeting. Notwithstanding the adoption of the Amended 2000 Plan and its submission to stockholders, we reserve the right to pay our employees, including recipients of awards under the Amended 2000 Plan, amounts which may or may not be deductible under section 162(m) or other provisions of the Code.

        In assessing the recommendation of our board of directors, stockholders should consider that our directors and executive officers will be eligible to receive awards under the Amended 2000 Plan and thus may have a substantial interest in this proposal.

Summary of the Amended 2000 Plan

        The following summarizes the material features of the Amended 2000 Plan, including the material changes from the 2000 Plan. Because this is a summary, it may not contain all the information you consider important. This summary is qualified in its entirety by reference to the full text of the Amended 2000 Plan, a copy of which is attached to this proxy statement as Appendix D. We urge all stockholders to read the entire plan carefully.

        Purpose.       The purpose of the Amended 2000 Plan is to advance our interests by encouraging and enabling eligible employees, non-employee directors, consultants and advisors, upon whose judgment, initiative and effort we are largely dependent for the successful conduct of our business, to acquire and retain a proprietary interest in us by ownership of our common stock.

        Administration.        The Amended 2000 Plan will be administered by the compensation committee of our board of directors (the Committee). The powers of the Committee under the Amended 2000 Plan, described below, are the same as under the 2000 Plan. The Committee’s powers may also be exercise by the full board of directors or delegated by the Committee to appropriate individuals or committees. Unlike the 2000 Plan, the Amended 2000 Plan provides that the Committee, or those acting on its behalf, will not be personally liable for any action or determination taken or made under the plan in good faith and that we will fully indemnify and protect such persons with respect to any such actions or determinations to the fullest extent permitted by law.

        The Committee has the authority, subject to the provisions of the Amended 2000 Plan, to: determine the persons to whom and the time or times when grants shall be made, and the number of shares subject to such grants; to construe and interpret the Amended 2000 Plan; to determine the terms, restrictions and provisions of the respective grants (which need not be identical) including, without limitation, restrictions on shares granted, as well as the purchase price, if any, of the shares granted; and to make all other determinations and take all other actions deemed necessary or advisable for the proper administration for the Amended 2000 Plan. All such actions and determinations of the Committee shall be final, binding and conclusive for all purposes and upon all persons.

        Eligibility.        Grants may be made under the Amended 2000 Plan to persons who are employees or non-employee directors of, or certain consultants or advisors to, either us or any of our affiliates. For these purposes, a non-employee to whom an offer of employment has been extended is considered an employee. Under the 2000 Plan, grants may only be made to persons who are employees or non-employee directors of, or certain consultants or advisors to, either us or are corporate subsidiaries in which we own 50% or more of the total combined voting power of all classes of stock.

        As of October 18, 2004, approximately 400 persons would have been eligible to receive awards under the Amended 2000 Plan.

        Shares Subject to the Amended 2000 Plan. Like the 2000 Plan, 700,000 shares of our common stock, subject to adjustment, have been reserved for grant under the Amended 2000 Plan. Unlike the 2000 Plan, the Amended 2000 Plan does not permit our board of directors to increase the number of shares available for grant without stockholder approval. Shares of our common stock to be delivered under grants may consist, in whole or in part, of authorized but unissued shares or treasury shares. If a grant, or any portion thereof, under the Amended 2000 Plan is forfeited for any reason, any shares forfeited or potentially issuable under such grant shall again be available for grants under the Amended 2000 Plan.

        To date, no grants have been made under the 2000 Plan. Accordingly, the entire 700,000 shares reserved for grants under the 2000 Plan will be available for grants under the Amended 2000 Plan.

        On October 18, 2004, the last reported sale price of our common stock in the Nasdaq National Market was $20.31 per share.

        Per-Person Annual Grant Limitation. The Amended 2000 Plan limits the number of shares of our common stock which may be subject to grants that are intended to qualify as “performance-based compensation” under Code Section 162(m) to any participant during any calendar year to 150,000 shares. The 2000 Plan does not contain this limitation.

        Adjustments.       In the event that our common stock is changed into or exchanged, for a different number or kind of shares or other securities of ours or another corporation by reason of a stock dividend, stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, or other similar exchange, then there will be appropriate adjustments made to the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the Amended 2000 Plan and the individual grant limitation above, and the provisions, terms and conditions of each outstanding grant affected thereby shall be adjusted appropriately by the Committee.

        Grants.        Under the Amended 2000 Plan, the Committee is authorized to grant restricted stock, restricted stock units and shares of our common stock that are free of restrictions. The grant of restricted stock units is not permitted under the 2000 Plan. Prior to the end of the restriction period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restriction period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of us, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

        Restricted stock units give a participant the right to receive shares of our common stock at the end of a specified restriction period. The Committee will establish any vesting requirements for restricted stock units granted for continuing services. Prior to settlement, restricted stock units carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents will be paid or accrue if authorized by the Committee.

        Unlike the Amended 2000 Plan, the 2000 Plan contains a standard seven year vesting schedule for grants of restricted stock and provided for full accelerated vesting of such grants upon a change in control, as defined, or a termination without cause, for good reason or due to death or disability, as defined. These provisions are not included in the Amended 2000 Plan.

        Performance-Based Awards. Under the Amended 2000 Plan, the Committee may condition the grant, vesting or settlement, and the timing thereof, of any grant upon the achievement or satisfaction of such performance conditions as may be specified by the Committee during a specified performance period. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. However, in the case of grants intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the grant, vesting and/or settlement of such awards shall be contingent upon the satisfaction or achievement of one or more pre-established performance goals consisting of one or more of the following business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee:

•	the attainment of specified levels of, or increases in, our after-tax or pretax return on stockholder's equity,

•	the attainment of specified levels in the fair market value of our shares;

•	the attainment of specified levels of growth in the value of an investment in our shares;

•	the attainment of specified levels of, or increases in, our pre-tax or after-tax earnings, profits, net income, or earnings per share;

•	the attainment of specified levels of, or increases in, our earnings before income tax, depreciation and amortization (EBITDA);

•	the attainment of specified levels of, or increases in, our net sales, gross revenues or cash flow from operations;

•	the attainment of specified levels of, or increases in, our working capital, or in our return on capital employed or invested;

•	the attainment of specified levels of, or decreases in, our operating costs or any one or more components thereof, or in the amount of all or any specified portion of our debt or other outstanding financial obligations; and

•	the attainment of strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction (including any regulatory or other approvals, or other product development milestones), geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

Such business criteria may be measured either by our performance with our wholly-owned subsidiaries on a consolidated basis, or by the performance of any one or more of our subsidiaries, divisions, or other business units. In its discretion, the Committee may also establish performance goals, based on any of the foregoing business criteria, that require the attainment of a specified level of performance by us, or any of our subsidiaries, divisions or other business units, relative to the performance of other specified corporations or an index, in order for such goals to be met. To the extent permitted by Section 162(m) of the Code, the Committee may also, in its discretion, include in any performance goal, the attainment of which depends on a determination of our net earnings or income or any of our subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges, the cumulative effect of any accounting changes, and any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges are separately disclosed in our annual report for each fiscal year within the applicable performance period.

        At the end of a performance period, the Committee shall determine and certify in writing the extent to which the performance goal or goals and any other material terms established by it for a performance award have been satisfied or achieved.

        Although vesting restrictions based on corporate performance could be imposed on grants of restricted stock under the 2000 Plan, the 2000 Plan does not specify specific business criteria upon which such goals must be based or require that such goals be pre-established and that the achievement thereof be certified in writing by the Committee at the end of the performance period. As noted above, the foregoing provisions were added to the Amended 2000 Plan so that compensation attributable to certain performance based awards under the Amended 2000 Plan will be exempt from the limitation on deductibility of certain executive compensation under Section 162(m) of the Code.

        Amendment and Termination.Our board of directors may at any time suspend or terminate the Amended 2000 Plan or any portion thereof. Our board of directors may amend the Amended 2000 Plan from time to time in such respect as our board of directors deems advisable, subject to obtaining stockholder approval of any such amendment to the extent required to satisfy applicable law or exchange requirements. No amendment, suspension, or termination of the Amended 2000 Plan shall, without the participant’s consent, alter or impair any of the rights or obligations under any grant made prior to such action. No grants may be made under the Amended 2000 Plan after October 16, 2010. The provisions of the Amended 2000 Plan shall, however, continue to apply as to any grants made prior to such date.

Federal Income Tax Consequences of the Amended 2000 Plan

        We believes that under current law the following federal income tax consequences generally would arise with respect to awards under the Amended 2000 Plan.

        In general, unless an early income election is made, the recipient of restricted stock will recognize ordinary income at the time the shares become vested in an amount equal to the difference between the fair market value of the shares at that time and the amount paid for the shares. A recipient may make an early income election under section 83(b) of the Code, in which case the recipient will recognize ordinary income on the date the restricted stock is received by the recipient in an amount equal to the difference between the fair market value of the shares on that date and the amount paid for the shares. An early income election must be made, if at all, within thirty days of a recipient’s receipt of restricted stock. A recipient’s basis in the shares is equal to the value of the shares on the date that ordinary income is recognized, and the recipient’s holding period for the shares begins on that date as well. If a recipient makes an early income election with respect to restricted stock and the shares are later forfeited, the recipient will not be entitled to a deduction for the ordinary income recognized at the time of the election. If no early income election is made, then the loss, if any, attributable to the forfeiture of restricted stock will be an ordinary loss. Upon a later sale of the shares, a recipient will recognize capital gain or loss equal to the difference between the sale price and the recipient’s basis for the shares. The capital gain or loss will be long-term or short-term, depending upon whether the recipient’s holding period for the shares is more than twelve months. We will generally be entitled to a deduction for federal income tax purposes in the year the income is taxable to the recipient in an amount equal to the ordinary income recognized by the recipient as a result of the restricted stock.

        With respect to an award of shares of our common stock that are not subject to restrictions, a recipient will generally recognize ordinary income upon receipt of the award equal to the value of the shares received, less any amount paid by the recipient, and we will generally be entitled to a corresponding tax deduction.

        A recipient of restricted stock units will generally recognize ordinary income upon the issuance of the shares of our common stock underlying such restricted stock units in an amount equal to the difference between the value of such shares and the purchase price for such units and/or shares, if any, and we will generally be entitled to a corresponding tax deduction.

        Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that such compensation exceeds $1 million. “Covered employees” are a corporation’s chief executive officer and any other individual whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934, as amended, by reason of being among the four most highly compensated officers (other than the chief executive officer) for the taxable year. If certain requirements are met, including stockholder approval of the performance goals and other material terms of the Amended 2000 Plan, compensation attributable to certain performance based awards under the Amended 2000 Plan should be exempt from the foregoing deduction limitation.

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the Amended 2000 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the Amended 2000 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible “golden parachute” excise taxes) or taxes imposed under state, local, or foreign tax laws.

New Plan Benefits

        Because future awards under the Amended 2000 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time. Information regarding our recent practices with respect to stock-based awards is presented in the “Summary Compensation Table” and elsewhere in this proxy statement.

Required Vote

        The affirmative vote of the holders of a majority of the shares in person or represented by proxy and entitled to vote at the annual meeting is required for the approval of the amendment to the Amended 2000 Plan. A properly executed proxy marked “ABSTAIN” with respect to such proposal will have the same legal effect as a vote “against” the proposal as it represents a share present or represented at the annual meeting and entitled to vote, but is not considered an affirmative vote for the proposal.

Recommendation

        Our board of directors believes that approval of the Amended 2000 Plan is in our best interest and in the best interest of our stockholders.

        If stockholders do not approve the Amended 2000 Plan, management and our board of directors will examine available alternatives, including (but not limited to) continuing to use the 2000 Plan as in effect before the amendments reflected in the Amended 2000 Plan.

        Our board of directors recommends a vote “FOR” the approval of the Amended and Restated 2000 Restricted Stock Grant Plan.

RELATIONSHIP WITH INDEPENDENT AUDITORS

        Ernst & Young LLP has served as our independent auditors since the fiscal year ending June 30, 2002 and has been engaged by the audit committee on our behalf for reappointment in 2005 as our registered public accounting firm. Representatives of Ernst & Young LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

        None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K occurred with respect to us within the last two fiscal years and the subsequent interim period.

        The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2004 and June 30, 2003, as well as fees billed for other services rendered by Ernst & Young LLP during those periods:

	Fiscal 2004	Fiscal 2003
Audit fees(1)	$473,000	$208,000
Audit-related fees(2)	$ 6,000	$ 60,000
Tax fees(3)	$ 6,000	$ 5,000
All other fees(4)	$ --	$ --

Total Fees	$485,000	$273,000

(1)     Audit fees are fees paid for professional services rendered for the audit of the Company’s annual consolidated financial statements and for reviews of the Company’s interim consolidated financial statements included in our Quarterly Reports on Form 10-Q. Audit fees also include fees for work generally only the independent auditor can be expected to provide such as services associated with documents filed with the SEC and with assistance in responding to SEC comment letters, as well as reports on internal control reviews required by regulators.

(2)     Audit-related fees are fees paid for assurance and related services performed by the Company’s independent auditors including due diligence services related to contemplated mergers and acquisitions, internal control reviews not required by regulators, and employee benefit plan audits. The 2004 and 2003 fees were incurred in connection with consultations regarding due diligence. Fees for these services have been approved by our audit committee.

(3)     Tax fees are fees paid for tax compliance, tax planning and tax advice. The tax fees in 2004 and 2003 were for tax planning and tax advice. Fees for these services have been approved by our audit committee.

(4)     All other fees includes any fees earned for services rendered by Ernst & Young LLP during 2004 and 2003 which are not included in any of the above categories. There were no other fees in 2004 and 2003. Fees for these services have been approved by our audit committee.

Policy Regarding Pre-Approval of Services Provided by the Independent Auditors

        The Audit Committee Charter requires the audit committee’s pre-approval of all services, both audit and permitted non-audit, to be performed for us by the independent auditors. In determining whether proposed services are permissible, the audit committee considers whether the provision of such services is compatible with maintaining auditor independence. As part of its consideration of proposed services, the audit committee may (i) consult with management as part of the decision making process, but may not delegate this authority to management, and (ii) delegate, from time to time, its authority to pre-approve such services to one or more audit committee members, provided that any such approvals are presented to the full audit committee at the next scheduled audit committee meeting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a)of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than ten percent of any of our equity security, to file initial reports of ownership and reports of changes in ownership with the SEC. Based upon a review of the filings with the SEC, we believe that the reporting requirements of Section 16 applicable to executive officers and directors, and persons who beneficially own more than ten percent of any of our equity security during fiscal year 2004 were complied with on a timely basis, except as follows: Tery Baskin failed to file one report on a timely basis reflecting one transaction. The required report has subsequently been filed.

CODE OF BUSINESS CONDUCT AND ETHICS

        As of October 15, 2004, we adopted a Code of Business Conduct and Ethics (the “Code”) which amends and restates our prior Code of Ethics. Upon request by contacting us at the address or number above, a copy of the Code will be mailed to such person free of charge. In addition, a copy of our Code will soon be available on our website at www.nmhcrx.com and is attached hereto as Appendix C.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

        Stockholder proposals intended to be presented at the next annual stockholder’s meeting pursuant to the provisions of Rule 14a-8 of the Exchange Act, must be received by our Secretary at our executive offices in Port Washington, New York by October 22, 2005 for inclusion in our proxy statement and form of proxy relating to our next annual meeting. We, however, may hold next year’s annual meeting later in the year than this year’s meeting. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s annual meeting, then the deadline is a reasonable time before we begin to print and mail our proxy materials.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        We have filed our Annual Report on Form 10-K for our fiscal year ended June 30, 2004 with the SEC. Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement or Annual Report to stockholders may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of either document to any stockholder upon written or oral request to: Investor Relations Department, National Medical Health Card Systems, Inc., 26 Harbor Park Drive, Port Washington, New York 11050 (telephone no.: (800) 251-3883). Any stockholder who wants to receive separate copies of our proxy statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the above address and phone number.

TO ASSURE THAT YOUR SHARES ARE PRESENTED AT THE ANNUAL
MEETING, PLEASE SIGN, DATE AND PROMPTLY RETURN
THE ACCOMPANYING PROXY CARD IN THE
POSTAGE-PAID ENVELOPE PROVIDED

OTHER INFORMATION

        While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any other matter to be presented at the meeting other than Proposals 1 and 2 herein. However, the enclosed Proxy gives discretionary authority in the event any other matters should be presented.

By Order of the Board of Directors of National Medical Health Card Systems, Inc. /s/Jonathan Friedman Secretary

Port Washington, New York
October 28, 2004

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.
26 Harbor Park Drive
Port Washington, New York 11050

This Proxy is Solicited on Behalf of the Board of Directors

        The undersigned hereby appoints Stuart Fleischer and Jonathan Friedman as Proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of National Medical Health Card Systems, Inc. (the “Company”) held of record by the undersigned on October 21, 2004 at the Annual Meeting of Shareholders to be held on December 8, 2004 or any adjournment thereof.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted for Proposal Nos. 1 and 2 and in favor of any proposal to adjourn the meeting in order to allow Health Card additional time to obtain sufficient Proxies with regard thereto.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NOS. 1 AND 2

1.	Election of Directors.

FOR all nominees listed below	WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed

(INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

JAMES J. BIGL	BERT E. BRODSKY
PAUL J. KONIGSBERG	GERALD ANGOWITZ
STEVEN B. KLINSKY	MICHAEL B. AJOUZ
G. HARRY DURITY	MICHAEL T. FLAHERMAN
ROBERT R. GRUSKY	DAVID E. SHAW

2.	Proposal to approve and ratify the adoption of the Amended and Restated 2000 Restricted Stock Grant Plan.

FOR	AGAINST	ABSTAIN

DATED:........................., 2004

        Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in full partnership name by authorized person.

—————————————— SIGNATURE

—————————————— SIGNATURE, if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE

APPENDIX A

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

AUDIT COMMITTEE AMENDED AND RESTATED CHARTER

        This Charter identifies the purpose, composition, meeting requirements and committee responsibilities of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of National Medical Health Card Systems, Inc. (the “Company”).

Purpose

        The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements and (3) the independent auditors’ qualifications and independence; (b) prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement; (c) retain and terminate the Company’s independent auditors; (d) approve audit and non-audit services to be performed by the independent auditors; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent auditors and management of the Company.

Membership and Meeting Requirements

        The Committee will be composed of not less than three members of the Board. They will be selected by the Board, taking into account prior experience in matters to be considered by the Committee, probable availability at times required for consideration of such matters and their individual independence and objectivity.

        The members of the Committee shall (1) meet The Nasdaq Stock Market definition of independence contained in NASD Marketplace Rule 4200(a)(15) (subject to the exception provided in NASD Marketplace Rule 4350(d)(2)(B)), (2) meet the requirements of SEC Rule 10A-3(b)(1) (subject to the exceptions provided in SEC Rule 10A-3(c)) and (3) meet the financial literacy requirements of NASD Marketplace Rule 4350(d)(2). Accordingly, all of the Committee members will be directors independent of management and free from relationships that, in the opinion of the Board and in conjunction with the “independence” standards of The Nasdaq Stock Market, would interfere with the exercise of independent judgment as a Committee member. All Committee members must be financially literate. In addition, at least one member shall be an “audit committee financial expert.”\1 The Board shall review these requirements on an annual basis to insure continued compliance by the members of the Committee with The Nasdaq Stock Market and SEC rules and regulations.

        When considering relationships that might affect independence, including possible affiliate status, the Board will give appropriate consideration, in addition to its Audit Committee policy, to guidelines issued by The Nasdaq Stock Market, which were provided to assist boards of directors in observing the spirit of The Nasdaq Stock Market policy.

        Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and The Nasdaq Stock Market. In addition, no member of the Committee may be an affiliated person of the Company or any of its subsidiaries. Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive.

        The Committee shall meet at least four times a year, or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

        Nothing contained in this charter is intended to, or should be construed as, creating any responsibility or liability of the members of the Committee except to the extent otherwise provided under the Delaware law which shall continue to set the legal standard for the conduct of the members of the Committee.

Actions of the Committee

        The Committee’s activities will include, but will not be limited to, the following actions:

· Oversight of the financial statements and relations with the independent auditors:

·	Be directly responsible for, and have sole authority as to, the appointment, retention and termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditors regarding accounting matters and financial reporting matters.

·	Evaluate the independent auditors’ qualifications, performance and independence. To assist this undertaking, the Committee is responsible for ensuring its receipt of a formal written statement from the independent auditor delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard 1.

·	Ensure the regular rotation of the lead audit partner and audit review partner as required by law.

·	Maintain procedures for the receipt, retention and treatment of complaints, concerns and anonymous submissions from employees and others regarding accounting, internal accounting controls or auditing matters and questionable accounting or auditing matters.

·	Require that the Board engage the independent auditors to perform quarterly reviews of the Company’s financial statements.

·	Instruct the independent auditors that the Board is the client in its capacity as the shareholders’ representative.

·	Expect the independent auditors to meet with the Board at least annually so the Board has a basis on which to recommend the independent auditors’ appointment to the shareholders or to ratify its selection of the independent auditors.

·	Expect financial management and the independent auditors to analyze significant financial reporting issues and practices on a timely basis.

·	Expect financial management and the independent auditors to discuss with the Committee:

–	Qualitative judgments about whether current or proposed accounting principles and disclosures are appropriate, not just acceptable.

–	Aggressiveness or conservatism of accounting principles and financial estimates.

·	Expect the independent auditors to provide the Committee with:

–	Independent judgments about the appropriateness of the Company’s current or proposed accounting principles and whether current or proposed financial disclosures are clear.

–	Views on whether the accounting principles chosen by management are conservative, moderate, or aggressive as they relate to income, asset, and liability recognition, and whether these accounting principles are commonly used by other similarly situated companies.

–	Reasons why accounting principles and disclosure practices used for new transactions or events are appropriate.

–	Reasons for accepting or questioning significant estimates made by management.

–	Views on how selected accounting principles and disclosure practices affect shareholder and public attitude about the Company.

·	The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants to advise the Committee as it deems appropriate.

·	The Company shall provide appropriate funding, as determined by the Committee, for compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and to any advisors employed by the Committee. The Company shall also provide appropriate funding, as determined by the Committee, for payment of its ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

· Actions taken on the Board’s behalf that require Board notification, but not Board approval:

·	Consider, through consultation with the independent auditor and financial management, the audit scope and plan of the independent auditor and the internal auditors.

·	Review and approve the scope of the independent auditor’s audit of the Company.

·	Review and approve the scope of the internal auditor’s audit of the Company.

·	Review and approve the scope of the Company’s annual profit and pension trust audits, to the extent the Company has established profit and pension trusts.

·	Answer questions raised by shareholders during an annual shareholder’s meeting on matters relating to the Committee’s activities if asked to do so by the Chairman of the Board.

·	Ask the Chief Executive Officer of the Company to have the internal audit staff study a particular area of interest or concern to the Committee.

· Matters requiring the Committee’s review and study before making a recommendation for the Board action:

·	Implementation of major accounting policy changes.

·	SEC registration statements to be signed by the Board.

·	Interim financial statements and year end financial statements, and the accompanying auditor’s reports, prior to the filing of the Company’s Quarterly Reports on Form 10-Q and Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K) as applicable.

Matters requiring the Committee's review and study before providing summary information to the Board:

·	Annual review and reassessment of the Committee charter.

·	Accounting policy changes proposed or adopted by organizations such as the Financial Accounting Standards Board, the SEC, and the American Institute of Certified Public Accountings, or by comparable bodies outside the U.S.

·	The independent auditors’ assessment of the strengths and weaknesses of the Company’s financial staff, systems, controls and other factors that might be relevant to the integrity of the financial statements.

·	Quarterly financial statement review before publication.

·	The performance of management and operating personnel under any code of ethics which may be established by the Company.

·	Gaps and exposures in insurance programs

·	Reports about the Company or its subsidiaries submitted by agencies of governments in countries in which the Company or its subsidiaries operate.

·	Periodic SEC filings and the adequacy of programs and procedures to assure compliance with SEC regulations and regulations of The Nasdaq Stock Market.

_________________

1 An audit committee financial expert, as defined in the NASD Marketplace Rule 4350(d)(2)(A)(i), must have past employment experience in finance or accounting, requisite profession certification in accounting, or any other comparable experience or background which results in the individual’s financial sophistication., including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

APPENDIX B

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

NOMINATING COMMITTEE

CHARTER

        The Board of Directors (the “Board”) of National Medical Health Card Systems, Inc. (the “Company”), pursuant to Section 4.05 of the Company’s Amended and Restated By-Laws (effective March 19, 2004), has established a Nominating Committee (the “Committee”) for the purposes of carrying out the powers of the Board with respect to identifying individuals qualified to become Independent Directors (as defined in the Certificate of Incorporation), and to select the Independent Director nominees to stand for election as directors at any meeting of stockholders and to fill any Independent Director vacancy, however created, in the Board, all in accordance with the terms of the Company’s Certificate of Incorporation, By-Laws, applicable laws and the applicable requirements of the Marketplace Rules of the Nasdaq Stock Market (“Nasdaq”). This Charter is effective as of the date of its approval and adoption by the Board.

        This Charter is intended as a component of the flexible framework within which the Board, assisted by its committees, directs the affairs of the Company. While it should be interpreted in the context of applicable laws and regulations, as well as in the context of the Company’s Certificate of Incorporation and By-laws, it is not intended to establish by its own force any legally binding obligations.

_________________

      Composition and Meetings

        The Committee shall consist of at least three (3) Board members appointed by the Board, a majority of whom shall be Independent Directors and “independent” (as defined by applicable laws, rules and regulations of the Securities and Exchange Commission (the “SEC”) and Nasdaq Stock Market (“Nasdaq”)) of management and the Company. The Board also shall appoint one of the members of the Committee to act as Chairperson of the Committee. The Chairperson and each other member of the Committee shall serve until the earlier of (i) the date on which he or she is no longer a member of the Board or (ii) his or her resignation or removal by the Board. The Board may appoint additional or replacement members of the Committee from time to time.

        Regular meetings of the Committee shall be held at least annually at such time and place as the Chairperson of the Committee shall notify the other members of the Committee in writing at least five business days prior to the date of such meeting. Special meetings of the Committee may be called by the Chairperson of the Committee or by any two (2) members of the Committee by notifying all the members of the Committee of the date, time, place and purpose of such meeting in writing at least three (3) business days prior to the date of such meeting. Any member of the Committee may waive notice of any meeting of the Committee. The attendance of a member of the Committee at any meeting shall constitute a waiver of notice of such meeting, except where such Committee member attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. A majority of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee, and the act of a majority of the Committee members present at any meeting at which there is a quorum shall be the act of the Committee, except as may be otherwise specifically provided by law or by the Company’s Certificate of Incorporation or By-Laws. If a quorum shall not be present at any meeting of the Committee, the Committee members present thereat may adjourn the meeting until a quorum shall be present. Unless otherwise restricted by law or by the Company’s Certificate of Incorporation or By-Laws, any action required or permitted to be taken at any meeting of the Committee may be taken without a meeting if a written consent thereto is signed by all members of the Committee, and such written consent is filed with the minutes of proceedings of the Committee. The Secretary of the Company, or in his or her absence, such person as may be designated by the Chairperson of the Committee, shall act as secretary and keep the minutes of all meetings of the Committee.

      Authority

        Nominating Authority. The Committee shall have authority to seek, consider and recommend to the Board, for nomination by the Board for election or appointment to the Board or any committee of the Board, individuals who have such qualifications as are consistent with applicable requirements of the Company’s Certificate of Incorporation, the SEC, Nasdaq, industry standards and the criteria set forth in this Charter. Notwithstanding this grant of authority, the Board shall have the ultimate authority and responsibility to nominate and, where permissible under applicable law, the rules and regulations of the SEC and Nasdaq and the Company’s Certificate of Incorporation and By-Laws, select individuals to serve on the Board or any committee thereof.

        The Committee also shall have the authority to select, direct and, if it deems appropriate, terminate any search firm used to identify candidates for Board membership, or to establish other procedures to develop potential candidates for consideration, as well as any such other independent experts, counsel and other advisers as it deems reasonably necessary in the performance of its duties.

      Responsibilities

        Nominating Responsibilities. The Committee is responsible for the careful identification and selection of appropriate individuals to serve as members of the Board or any committee thereof. The Committee, in carrying out this responsibility, should take appropriate actions through the following policies and procedures, to ensure that the Company is governed by qualified individuals, with the understanding that the Committee may supplement these policies and procedures as appropriate.

    1.        The Committee shall consider that, in the selection of nominees, and when considering the Board and its committees, each as a whole, the Board’s objective is to maintain a balance of business experience and interpersonal skills, thereby maximizing the effectiveness of the Board and each of its committees.

    2.        The Committee shall review and assess outside director remuneration for sufficiency to attract and retain members of the Board of a quality needed for the successful accomplishment of the Board’s goals and recommend changes, if any, in the composition of the Board; and

3. The Committee shall recommend to the Board nominees for each other committee of the Board and the formation and delegation of authority to subcommittees when appropriate.

        In carrying out its responsibilities, the Committee must remain flexible in order to react to changing conditions and to recommend to the Board and assure the stockholders that the Company’s nominating policies and procedures are functioning in accordance with all applicable legal requirements and are of the highest quality.

APPENDIX C

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Table of Contents

Page

STANDARDS OF BUSINESS ETHICS AND CONDUCT	1
Lawful, Honest and Ethical Behavior	1
Corporate Compliance and Accountability	1
Compliance with Laws, Rules and Regulations	3
Bribery	3
EMPLOYMENT POLICIES	4
Employee Selection and Development	4
Equal Opportunity	4
Discrimination or Harassment	4
Performance Evaluation and Compensation	5
Compensation and Benefits	6
Employee Information	6
Health and Safety	6
Alcohol and Illegal Drugs	7
"Open Door Policy"	7
At-Will Employment	8
CONFLICTS OF INTEREST	9
Ownership or Financial Interest in Other Businesses	9
Acceptance of Gifts, Entertainment, Loans, or Other Favors	9
"Inside" Information and Securities Trading	10
Outside Employment	11
INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION	12
Patents, Copyrights, and Trademarks	12
Confidential Information	12
USE OF ELECTRONIC SYSTEMS	13
Use of the Internet and Communication Systems	13
Information Systems and Data Security	13
BUSINESS PRACTICES	16
The Company's Business Records	16
Quality and Productivity	16
Regulatory Compliance	16
Anti-Kickback Statute	17
Regulations Regarding Privacy and Confidentiality - HIPAA	17
Integrity of Financial Statements and Disclosures	17
Accounting Concerns	18
Methods of Competition	18
Dealings with the Press and Other Outside Entities	18
Contracting Process	18
Antitrust Dealings with Competitors, Suppliers, and Customers	19
Corporate Contributions	19
ENFORCEMENT, WAIVERS AND AMENDMENTS	20
Enforcement of the Code	20
Waivers of the Code of Business Conduct and Ethics	21
Amendment of the Code of Business Conduct and Ethics	21

STANDARDS OF BUSINESS ETHICS AND CONDUCT

         Lawful, Honest and Ethical Behavior

Lawful and ethical behavior is required at all times. The purpose of the guidelines set forth in this Code of Business Conduct and Ethics (the “Guidelines” or the “Code”) is to provide a statement of certain key policies and procedures of National Medical Health Card Systems, Inc. (the “Company”, “NMHC”, “we”, “us” or “our”) for conducting its business in a legally and ethically appropriate manner and to provide NMHC directors, officers and employees (each an “Associate”, and collectively “Associates”) with general guidance for resolving a variety of legal and ethical questions.1 The Guidelines are intended as one element in our effort to ensure lawful and ethical conduct on the part of the Company and its Associates. The Guidelines are part of a larger process that includes compliance with the corporate policies themselves, an open relationship between employees and supervisors that is conducive to good business conduct and, above all, the honesty, integrity and good judgment of all NMHC Associates.

The health industry continues to undergo significant changes. As a whole, these changes make the ways in which we do business more complex. Because of the continuing need to reassess and clarify our practices, the Guidelines will be updated as required by NMHC’s Board of Directors or an appropriate committee thereof.

Each section of these Guidelines covers an area in which you have responsibilities to NMHC as Associates.

The corporate policies that are outlined here should be understood and followed by every Associate who acts on behalf of NMHC. Associates are responsible for reviewing and understanding these policies and procedures to the extent related to them and their activities. Associates can obtain advice concerning these policies from their supervisor or the Legal Department. On doubtful questions, Associates must seek and receive advice in advance of taking action.

Summarized below are certain laws and the related policies and procedures of the Company that are particularly important to the Company’s business and the preservation of its good name and reputation. Honesty and integrity is, and must continue to be, the basis of all our corporate relationships.

         Corporate Compliance and Accountability

It is the policy of the Company to prevent the occurrence of unethical or unlawful behavior, to halt any such behavior that may occur as soon as reasonably possible after its discovery and to discipline those who engage in such behavior, as well as individuals who fail to exercise appropriate supervision and oversight and thereby allow such behavior by their subordinates to go undetected. Each Associate of NMHC is accountable for adherence to this Code.

Failure to comply with the standards contained in the Guidelines can have severe consequences for both the individuals involved and the Company. In addition to potentially damaging NMHC’s good name, trade and consumer relations and its business opportunities, conduct that violates the Guidelines may also violate federal, state and local laws.  These violations can subject the individuals involved to prosecution, imprisonment and fines. The Company may also be subject to prosecution, fines and other penalties for the improper conduct of its employees. Also, violation of these policies could subject an Associate to discipline up to and including termination of employment.

Jonathan Friedman, Esq., Vice President of Legal Affairs and Compliance to the Company, has been designated as the Corporate Compliance Officer. The Corporate Compliance Officer will have ultimate responsibility for overseeing compliance with all applicable laws, the Guidelines, and all related Company policies and procedures.

The Corporate Compliance Officer has also been directed, as well, to oversee all internal auditing, and monitoring, programs relating to the legal and regulatory obligations of the Company, so as to insure a broad and consistent interpretation of our corporate compliance objectives. The directive covers all existing and future programs. Those responsible for these programs have a reporting responsibility to the Corporate Compliance Officer. In this role, the Corporate Compliance Office reports directly to the Chairman of the Board and Chief Executive Officer, as well as to the Audit Committee of the Board of Directors.

If you know of, or reasonably believe there is, a violation of applicable laws, the Guidelines, or the Company’s related policies and procedures, you must report that information immediately to your supervisor or to the Corporate Compliance Officer. If you believe the supervisor to whom you have reported the violation, or possible violation, has not taken appropriate action, you must contact the Corporate Compliance Officer.2 Investigations will be conducted by and under the supervision of the Corporate Compliance Officer. It is imperative that persons who make such reports and persons to whom such reports are made do not conduct their own preliminary investigations, unless authorized to do so by the Corporate Compliance Officer.

Reports of a violation, or possible violation, may be made by telephone, in person or in writing by filling out the Confidential Reporting Form (see Exhibit A). If in writing to the Corporate Compliance Officer, it must be delivered by hand or mailed to the Corporate Compliance Officer, NMHC, 26 Harbor Park Drive, Port Washington, New York 11050; if by telephone, call the Corporate Compliance Officer at (212) 605-6758. A sufficiently detailed description of the factual basis for the allegations should be given in order to allow for an appropriate investigation.

The Company encourages profession integrity, and has sought to eliminate inhibitions and barriers to responsible behavior, such as coercion, fear of reprisal, or alienation from the Company. To promote the highest standards of honest and ethical conduct, the Company has enacted a whistleblower policy which provides for confidential, and if requested, anonymous methods for submitting concerns or complaints regarding any suspected business, accounting, financial reporting or similar irregularities or improprieties. In addition, the whistleblower policy prohibits discrimination, harassment and/or retaliation arising from an employee’s submission of concerns or complaints.

         Compliance with Laws, Rules and Regulations

All Associates must respect and abide by all applicable governmental laws, rules and regulations. It is the responsibility of each Associate to adhere to the standards and restrictions imposed by those laws, rules and regulations, including those relating to accounting and auditing matters.

         Bribery

NMHC has a long-standing policy forbidding bribery in the conduct of its business. The Company also expects its Associates to comply with the law.

NMHC prohibits any employee, consultant, middleman or other agent acting on such individual’s behalf or on behalf of the Company from directly or indirectly engaging in commercial bribery. “Commercial bribery” deals with furnishing something of value to an agent, without the knowledge of the agent’s principal, with the intent that the agent will influence the principal’s commercial conduct. An example would be paying money or giving a gift to an employee of a customer in the hope that the employee will influence the customer to purchase our products.

Engaging in commercial bribery is unlawful under United States federal laws and the laws of a number of states. It is important that all Company supervisors adhere to and ensure that those who report to them adhere to the strict Company policy against commercial bribery.

In the United States, there is a special health care law that prohibits the offering of any inducement to a person that is intended to influence that person to recommend or purchase an item or service that may be reimbursed by Medicare or Medicaid. That law, the “Antikickback law,” is one of several special health care laws that cover practices in the health care industry and is discussed below under “Regulatory Compliance-Anti-kickback Statute.”

EMPLOYMENT POLICIES

         Employee Selection and Development

Attracting, retaining and developing high quality individuals are among the Company’s top priorities. It is an objective of the Company to select employees and to manage individual development and organizational success in ways that benefit the growth objectives of both the Company and individuals. The Company seeks to maintain its reputation as an outstanding employer by recruiting, hiring, developing and promoting employees in ways consistent with the recognition that employees are its most valuable resource.

         Equal Opportunity

Recognizing that its greatest strength is its people, the Company seeks to maintain its reputation as an outstanding employer to ensure high levels of employee motivation and commitment. It is NMHC’s policy to treat applicants and employees without regard to age, race, color, religion, sex, sexual orientation, national origin, disability or veteran status; and to provide challenging opportunities for individual growth and advancement.

As an equal opportunity employer, NMHC’s policy is as follows:

NMHC is committed to treating all employees and applicants equally, according to their individual qualifications, ability, experience and other employment standards without regard to age, race, color, religion, sex, sexual orientation, national origin, disability or veteran status.

It is the intent and desire of NMHC that equal employment opportunity be provided in employment, promotions, wages, upgrades, demotions, transfers, layoffs, terminations, benefits, and all other privileges, terms and conditions of employment.

NMHC complies with all applicable federal, state, anti-discrimination and local labor laws. It is also the obligation of every NMHC Associate to comply with them.

         Discrimination or Harassment

The Company is committed to maintaining a work environment that is free of discrimination. In keeping with this commitment, we will not tolerate harassment of Company employees by anyone, including any director, officer, employee, supervisor, manager, co-worker, vendor or client of the Company.

Harassment consists of unwelcome conduct, whether verbal, physical, or visual that is based upon a person’s protected status, such as sex, color, race, religion, national origin, age, disability, veteran status, or any other protected status.

The Company will not tolerate harassing conduct that affects tangible job benefits, that interferes unreasonably with an individual’s work performance, or that creates an intimidating, hostile, or offensive working environment.

Sexual harassment deserves special mention. Unwelcome sexual advances, requests for sexual favors and other physical, verbal or visual conduct based on sex constitute sexual harassment when (1) submission to the conduct is an explicit or implicit term or condition of employment, (2) submission to or rejection of the conduct is used as a basis for an employment decision, or (3) the conduct has the purpose or effect of unreasonably interfering with an individual’s work performance or creating an intimidating, hostile or offensive working environment.  Sexual harassment may include explicit sexual propositions, sexual innuendo, suggestive comments, sexually oriented “kidding” or “teasing,” “practical jokes,” jokes about gender-specific traits, foul or obscene language or gestures, displays of foul or obscene printed or visual material, and physical contact, such as patting, pinching, or brushing against another’s body.

NMHC may be responsible for conduct that might be considered harassment or discrimination toward employees by managers, supervisors, and/or other employees. NMHC may also be responsible for the acts of non-employees with respect to harassment of NMHC employees in the workplace when the Company knows or should have known of the conduct and fails to take appropriate corrective action.

All Company employees are responsible for helping to assure that we avoid harassment. Managers are responsible for meeting this obligation in their units on behalf of the Company. If you feel that you have experienced or witnessed harassment, you are to notify a member of the management team within your office, a Vice President or the Human Resources Department immediately. If the harasser is the Director of Human Resources, you are to immediately notify the President.

The Company forbids any retaliation against anyone who has reported harassment.

It is the policy of the Company to investigate all such complaints thoroughly and promptly. To the extent reasonably possible, the Company will keep complaints and the terms of their resolution confidential. If an investigation confirms that harassment has occurred, the Company will take corrective action, including such discipline up to and including immediate termination of employment as appropriate.

         Performance Evaluation and Compensation

It is the policy of NMHC to establish and maintain balanced performance evaluation and compensation programs that are externally competitive and internally equitable.  The objective of the program is twofold. First, performance evaluations keep employees informed of his or her performance achievement with the Company and provide him or her guidance for defining and reaching his or her goals. Second, a performance evaluation will help the Company accomplish its business objective by attracting, motivating and retaining qualified employees, encouraging individual performance and maintaining a direct relationship between compensation level and performance.

Performance evaluations are usually performed on an annual basis. Good performance evaluations are not a guarantee of wage, salary or benefit increases or of continued employment.

NMHC reserves the right to take any disciplinary action, including suspension or termination, in all cases it deems appropriate. The Company may discharge an employee for any legally permissible reason, including unacceptable work performance or misconduct.

         Compensation and Benefits

NMHC’s continued growth and profitability depend on maintaining and strengthening the Company’s competitive advantage in the marketplace through the efforts of employees at all levels of the organization. Therefore, it is NMHC’s policy that we maintain compensation and employee benefit programs that contribute to the attraction, retention, and motivation of a high quality work force. These objectives can be met when the total compensation program is competitive with that of other relevant quality employers in the marketplace.

Compensation is both a cost of doing business and an investment in human resources. Each employee is provided an outline of benefits at the time of hire, which is specific to each NMHC site. In addition, the NMHC Employee Handbook, which was distributed to each employee, contains details of NMHC’s benefits.

         Employee Information

It is the policy of the Company to maintain informational records about employees for the purpose of supporting normal business functions, such as the administration of benefit programs, compensation programs, payroll and performance management. It is also the policy of the Company to manage such records in a manner that serves employee and Company interests while respecting privacy and confidentiality.

         Health and Safety

NMHC is committed to providing a work environment that strives to protect employee health and safety. At the same time, health and safety are important aspects of job performance.

To ensure a safe workplace and to reduce the risk of violence, all employees should review and understand all provisions of this workplace violence policy.

We do not tolerate any type of workplace violence committed by or against employees or customers.  Employees are prohibited from making threats or engaging in violent or threatening behavior.  While not all inclusive, examples of conduct that are prohibited include:

o	Causing physical injury to another person;

o	Making threatening remarks;

o	Aggressive or hostile behavior that creates a reasonable fear of injury to another person, or subjects another individual to emotional distress;

o	Intentionally damaging employer or customer property or property of another employee;

o	Possession of a weapon while on company or customer property;

o	Committing acts motivated by, or related to sexual harassment or domestic violence;

o	Possession of weapons of any kind is prohibited in the work place. Any employee carrying a weapon on company owned or rented premises (including automobiles) will be subject to disciplinary action up to and including termination of employment.

Any potentially dangerous situation must be reported immediately to a manager or the Human Resources department. Reports can be made anonymously and all reported incidents will be investigated. Reports of incidents warranting confidentiality will be handled appropriately and information will be disclosed to others only on a need-to-know basis. All parties involved in a situation will be counseled and the results of the investigations will be discussed with them. NMHC will actively intervene at any indication of a possibly hostile or violent situation.

Threats, threatening conduct or any other acts of aggression or violence in the workplace will not be tolerated. Any employee determined to have committed such acts will be subject to disciplinary action, up to and including termination and legal action taken against them.

         Alcohol and Illegal Drugs

NMHC has the responsibility to maintain a safe and efficient working environment. Employees who work while under the influence of drugs and alcohol present a safety hazard to themselves and their co-workers. Moreover, the presence of drugs or alcohol in the work place limits our ability to provide high quality service and solutions to our customers.

The unlawful manufacture, distribution, dispensation, possession or use, or being under the influence of a controlled substance or alcohol is prohibited in the workplace, and may be subjected to disciplinary action, up to and including termination of employment.

Employees who are deemed unfit to perform their jobs, or who have the potential for interfering with their own safety or that of their co-workers, may be subjected to disciplinary action, up to and including termination of employment.

         “Open Door Policy”

All supervisory and management personnel, including all officers of the Company, the Corporate Compliance Officer, the Chairman of the Board and the Chief Executive Officer, have an “open door policy” that permits any employee to present any concerns, problems or complaints directly to, and ask questions directly to, senior personnel of the Company.  Working together in an atmosphere of trust and respect provides the most productive work environment. At times an employee may not understand something or need clarification or may have an idea or suggestion to offer about the job or workplace. Also, employees may have problems or may want to talk about their future. Whatever it may be, employees may discuss these matters with their supervisors. If the supervisor cannot help or is part of the problem, the matter can be discussed with the next higher level of supervision or, if necessary, the operating unit head. An individual can always seek assistance from the Human Resources Department directly on any matter. An employee may also go directly to any manager. It is important that employees speak up promptly so that their matters can be addressed. No one will be retaliated against for raising what he or she believes to be an honest issue or concern.

         At-Will Employment

Unless otherwise agreed in writing and subject to any applicable law, each NMHC employee is employed by the Company on an at-will basis. This means that employment is not guaranteed for any specific duration of time and the Company retains the right to terminate an individual’s employment at any time with or without cause. No oral representations made by any NMHC employee with respect to continued employment can alter this relationship.

CONFLICTS OF INTEREST

All NMHC Associates must avoid situations or relationships which give rise to an actual or apparent conflict between their personal interest and the interests of NMHC or of its customers.

         Ownership or Financial Interest in Other Businesses

The Company respects the rights of its Associates to manage their affairs and investments and does not wish to impinge upon their personal lives. At the same time, Associates must avoid situations that present an actual or apparent conflict between their interests and the interests of the Company. Also, NMHC Associates should pay proper attention to the Company’s interests. Associates owe the Company their loyalty and should avoid any personal interest, investment, or association that interferes with the independent and ethical exercise of sound judgment in the Company’s best interests or would result in personal gain. Also, any activities that create the appearance of a conflict of interest must be avoided.

To attempt to be too specific involves the risk of restricting the application of the policy. However, there are obvious situations which most certainly can result in a conflict of interest: (i) having an undisclosed substantial financial interest in a supplier, competitor or customer by an Associate or a member of the Associate’s family (unless the interest is less than five percent of the publicly traded securities of that company); (ii) having an undisclosed interest in a transaction in which it is known that the Company is, or may be, interested; (iii) taking advantage of other corporate opportunities for the Associate’s personal profit; or (iv) the receipt of undisclosed fees, commission or other compensation from a supplier, competitor, or customer of the Company.

         Acceptance of Gifts, Entertainment, Loans, or Other Favors

The exchange of gifts with clients/vendors and suppliers is a normal and acceptable business practice. However, giving or receiving gifts of significant value could compromise the objectivity of an Associate. It can also create the appearance of a possible impropriety. Circumstances that may give rise to conflicts of interest are not always obvious. There are many areas of uncertainty, as well as conflicts that arise despite the best intentions of an Associate. The following permissible situations should provide some guidance to Associates:

o	Gifts given or received by an Associate in excess of $50 (retail value) must be disclosed to the employee’s manager, or in the case of a director or officer the Chief Compliance Officer. The manager or Chief Compliance Officer will determine whether the gift should be accepted, turned over to the company or returned.

o	Gifts of perishable items (flowers, fruit baskets) or commemorative items (plaques and framed photographs) are not subject to this $50 limit. They should however, have little or no intrinsic or resale value.

o	Business entertainment and related activities should be lawful and appropriate and within the acceptable boundaries of good taste and business purpose and otherwise in compliance with these Guidelines.

In general, Associates should never accept gifts, services, travel or entertainment that may reasonably be deemed to affect their judgment, or actions in the performance of their duties. Failure to comply with this policy can lead to disciplinary action and failure to comply by clients/vendors and suppliers could lead to contract termination.

         “Inside” Information and Securities Trading

Associates may not use inside information and must be equally careful not to make such information available to others who might profit from it. The law and NMHC policy forbids Associates from using or disclosing material, non-public information that they acquire during the course of their service with the Company. Material information is any information that an investor might consider important in deciding whether to buy, sell or hold securities. Examples of some types of material information are: financial results; financial forecasts; changes in dividends; possible mergers, acquisitions, divestitures or joint ventures; and information concerning major litigation developments and major changes in business direction.

Information is considered to be non-public unless it has been adequately disclosed to the public. Examples of effective disclosure include public filings with securities regulatory authorities, issuance of Company press releases and also may include Company meetings with members of the press and the public. The information must not only be publicly disclosed, but, also there must be adequate time for the market as a whole to become aware of the information.

The trading of NMHC stock and other securities in the market by an Associate, based upon material, non-public information, or by others who have acquired material, non-public information from the Associate, is prohibited and, in addition to raising obvious ethical considerations, subjects the user of such information to legal risks, including civil or even criminal penalties, and could prove embarrassing and harmful to the individual and to the Company.

All Associates must exercise caution not to disclose inside information to outsiders, either intentionally or inadvertently, under any circumstances, whether at meetings held as part of the business day or at informal after-hours discussions. Only authorized officials of the Company are permitted to respond to inquiries for Company information from the media, the financial community, investors and others, and Associates are to promptly refer all such inquires to the specified officials or to their supervisors.

If you have a question as to whether certain information is material or if it has been adequately disclosed to the public and the market, you must contact the General Counsel and abstain from trading NMHC stock or other securities or disclosing such information to people outside the Company until you have been informed that the information is not material or has been appropriately disclosed.

         Outside Employment

A conflict of interest exists if your outside interests adversely affect your motivation. For example, outside employment may, under certain circumstances, result in a conflict of interest for the Associate, as could employment with a supplier, competitor or customer by a member of the Associate’s family. To avoid potentially damaging effects on both the Company and the individual, Associates must disclose, before taking action, circumstances that may involve a conflict of interest. Such disclosure can assist Associates in resolving honest doubts as to the propriety of a particular course of conduct.

INTELLECTUAL PROPERTY AND CONFIDENTIAL INFORMATION

         Patents, Copyrights, and Trademarks

Protection of NMHC’s intellectual property — including its patents, copyrights, trademarks, trade and technical knowledge, know-how and the experience developed in the course of the Company’s activities — is essential to maintaining the Company’s competitive advantage.

         Confidential Information

Much of the information NMHC develops in marketing, sales, legal and finance is original in nature and its protection is essential to our continued success. Such information should be safeguarded. Proprietary/confidential information and trade secrets may consist of any formula, pattern, the nature, pricing, customer lists of the Company’s business operations, or compilation of information maintained in secrecy which is used in business, and which gives that business an opportunity to obtain an advantage over competitors who do not know about it or use it. This information should be protected by all Company Associates and not disclosed to outsiders. Its loss through inadvertent or improper disclosure could be harmful to the Company.

Another source of confidential information that Associates need to be mindful of is member health information. The Company is a business associate with the covered entities that it contracts with and is obligated to protect member health information.

Associates should take every practicable step to preserve the Company’s confidential information. For example, Associates should not discuss material information in elevators, hallways, restaurants, airplanes, taxicabs or any place where they can be overheard; not read confidential documents in public places or discard them where they can be retrieved by others; not leave confidential documents in unattended conference rooms; not leave confidential documents behind when the conference is over. Also, Associates should be aware of conversations conducted on speaker telephones in offices and of the potential for eavesdropping on conversations on car or airplane telephones and other communications. Associates should be especially mindful in the use of the telephone, fax, electronic mail and other electronic means of storing and transmitting information.

Under no circumstances are Associates to provide confidential Company documents to any third party without the express consent of the Legal Department. This includes, but is not limited to, any confidential Company documents relating to customers, competitors or suppliers of the Company.

Employees are required to sign confidentiality agreements reminding them of their obligation not to disclose proprietary/confidential information, both while they are employed and after they leave the Company. The loyalty, integrity and sound judgment of NMHC employees are essential to the protection of such information.

USE OF ELECTRONIC SYSTEMS

         Use of the Internet and Communication Systems

Internet access and all NMHC electronic communication systems, such as electronic mail and voice mail, are made available to NMHC employees, contractors and agents of the Company only to carry out the legitimate business of NMHC and incidental non-solicitational use. NMHC systems are the property of NMHC and all communications are subject to review by appropriate and authorized Company personnel at any time. Users have no expectation of personal privacy in their use of Company communication systems or information sent to or from or stored in Company communication systems.

Any information published on a server that is directly connected to the Internet becomes available to everyone on the Internet. Such publication shall be done by authorized personnel only.

Users are required to conduct their use of the Internet and NMHC communication systems in accordance with all NMHC Policies on Business Conduct, and related group/division policies and procedures.  Use of NMHC computer resources or communication systems for the following is prohibited: abusive or otherwise objectionable language; information which is illegal or obscene; messages which are likely to result in the loss of the recipient’s work or systems; messages which defame or libel others; use which interferes with the work of the employee or others, including sexual or other harassment violative of applicable Equal Employment Opportunity laws and Company policies; and solicitation of other employees for any unauthorized purpose.

         Information Systems and Data Security

Access to computer processed information and the systems used to process the information are essential to the management and operation of the Company. It is vital that Company information resources be controlled and used properly in order to protect the Company from financial loss due to misuse, disclosure, fraud, modification or destruction and to protect individuals from invasion of their privacy or intimidating, hostile and offensive activity. It is equally important to protect the information in all of its forms.

The computer facilities, network, and Internet access at NMHC are for the use of NMHC employees and contracted personnel only. Computer hardware (personal computers, laptops, printers, peripherals), all software (applications, data), accounts and passwords are the property of the Company. All of NMHC management and staff are responsible for the ethical, efficient, responsible and lawful use of these facilities. Users have no expectation of personal privacy in their use of Company information systems and data or information systems to or from or stored in Company systems.

The following policies relate to the use of Company information systems and data:

o	Computer equipment and accounts are owned by NMHC and are to be used for NMHC related activities only. They are not to be used for personal, other business or non-NMHC related activities.

o	Information Systems will coordinate all evaluations, approve acquisitions, coordinate installations and moves of personal computer hardware, peripheral equipment, software and upgrades.

o	Information Systems will keep a current inventory of all personal computer hardware and software and must be notified if a personal computer has been altered from its original inventoried configuration, including the installation of software, user developed programs and when equipment may get reassigned to another employee.

o	All personal computer related purchases require approval. The acquisition of personal computer software and supplies must be authorized.

o	You are responsible for all materials supplied with computer equipment in your possession. This applies to documentation, software, manual, media, accessories, dongles, carrying cases, removable CD-ROM/Floppy drives, cables, etc. These items are expected to be returned with the equipment and any losses incurred while they are in your possession are the responsibility of the end user.

o	A password assigned to a certain individual is confidential and may not be used by any other person without explicit permission from the department manager. Each employee is responsible to ensure the confidentiality of his/her password and is responsible for any activities performed with the use of their password.

o	Only software acquired by and licensed to NMHC may be used. No demonstration programs or non-licensed/unauthorized software may be installed on NMHC computers, unless the Information Systems Manager has approved them. This also applies to any software obtained by you for personal use such as games, personal finance software, etc.

o	No employee may use Company facilities knowingly to download or distribute pirated software, entertainment software or games or to play games over the Internet.

o	Virus protection software is required to be installed and operational on all personal computer systems. Disabling or removing virus protection without authorization of the Information Systems department will be considered a violation of this policy.

o	All software is subject to copyright laws. Illegal reproduction of software is subject to civil damages as well as criminal penalties, fines, and imprisonment. NMHC will not condone or allow the illegal duplication of software or copyrighted materials from internet downloads or locally.

o	Electronic mail (such as Outlook) is primarily for NMHC related activities. Fraudulent, harassing, or sexually explicit material or language may not be sent or stored.

o	Any file that is downloaded must be scanned for viruses before it is run or accessed. Video, audio streaming and downloading technologies represents significant data traffic, which can cause local area network congestion. Video and audio downloading is prohibited, unless the Information Systems Manager has approved them.

o	Internet access is primarily for NMHC related activities. Fraudulent, harassing, or sexually explicit materials are not to be accessed, viewed, posted or stored.

o	Hacking or attempting to gain unauthorized access to accounts, software, other resources or an attempt to compromise the privacy of others on either NMHC network or the Internet will not be condoned and is a violation of this policy.

o	NMHC has systems in place that can monitor and record all Internet uses. The Company reserves the right to monitor and inspect any files in the public or private area of our network and computer systems for any business purpose, including, employee supervision, in order to assure compliance with this policy.

BUSINESS PRACTICES

         The Company’s Business Records

Accurate business records must be maintained. It has always been the policy of NMHC to maintain the integrity of its business records. Company business records must always be prepared accurately and reliably and stored properly.  All transactions must be executed in accordance with the Company’s general or specific authorization.  The Company’s books, records and accounts must reflect all transactions of the Company and all other events that are the subject to a specific regulatory record-keeping requirement.

Any Associate having information or knowledge of an unrecorded fund or asset, of any false or artificial entry in the books and records of the Company or of any inappropriate payment shall promptly report the matter to the Corporate Compliance Officer.

The retention or proper disposal of the Company’s records shall be in accordance with the Company’s established financial policies and applicable legal and regulatory requirements.

         Quality and Productivity

Delivering high quality pharmacy benefits management services remains a hallmark of NMHC and is a source our competitive advantage.  A commitment to quality is a commitment to services that meet the highest standards specification. Our goal is to meet the requirements, and exceed the expectations, of our customers. Equally important is NMHC’s commitment to productivity. In order to maintain our competitiveness, we must ensure that our work processes, in any facet of our business, are of value to our customer and are as efficient as possible and continuously improving. Process improvement is characterized by reducing time to complete the process and identifying and eliminating sources of variation in the process.  Work processes with these characteristics are efficient, low cost and consistently produce the highest quality of services.  The environment should foster teamwork. It is an environment where new ideas are actively sought and received with open minds. All employees are responsible for maintaining high quality and high productivity.

         Regulatory Compliance

The activities of pharmacy benefits managers such as NMHC are subject to regulation at the federal and state levels. Existing laws that may affect NMHC’s operations and relationships include, but are not limited to, the following federal laws: the Anti-Kickback Statute and the Health Insurance Portability and Accountability Act (“HIPAA”).  In addition, various laws of individual states are applicable to NMHC’s businesses.  NMHC continually reviews any new developments in such laws and evaluates whether such new developments are applicable to its business. The Company will educate Associates regarding any federal, state or local statue, regulation or administrative procedure that affects the Company.

Regulatory authorities have very broad discretion to interpret and enforce these laws and to promulgate corresponding rules and regulations.  Violations of these laws and regulations may result in criminal and/or civil fines and penalties, injunctive relief to prevent future violations, other sanctions, loss of professional licensure and exclusion from participation in federal and state health care programs, including Medicare and Medicaid.

It is NMHC’s policy to comply with all laws relating to the conduct of business in the health care industry as it relates to the Company. The Company will correct in a swift and certain manner, any detected deviations from applicable federal, state or local statue or regulation.

A more detailed analysis of certain laws and regulations affecting the business, operations and relationships of NMHC is set forth below.

         Anti-Kickback Statute

Under the Anti-Kickback Statute, all employees are prohibited from knowingly paying (including any kickback, bribe or rebate) or receiving remuneration in return for referring an individual for the furnishing of an item or service, or for the purchasing, ordering or arranging for any item or service covered by a federal health care program including Medicare or Medicaid. It punishes not only the payer but also the receiver of prohibited remuneration. Violation of this law is a felony, punishable by fines of up to $25,000 per violation and imprisonment for up to five years. Violation may also give rise to civil penalties of up to $50,000 per violation and exclusion from the Medicare and Medicaid programs.

Many states, including several in which NMHC does business, have adopted laws similar in scope to the Anti-Kickback Statute, and these state laws often are applicable to services for which payment may be made by anyone, including commercial insurers and private pay patients, not just payments made under a federal health care program.

         Regulations Regarding Privacy and Confidentiality — HIPAA

NMHC is a business associate of covered entities under HIPAA and as such is required to adhere to the use and disclosure provisions of the covered entities that it contracts with as required by the regulations governing the privacy of individually identifiable health information under HIPAA. The Company is prohibited from using or disclosing protected information other than as permitted by the business associate contract. Employees should be cognizant of protecting the privacy of member health information and should adhere to the confidentiality policy set forth in these Guidelines under “Confidential Information.”

         Integrity of Financial Statements and Disclosures

The Company strives to ensure that the contents of and the disclosures in the reports and documents that the Company files with the Securities and Exchange Commission and other public communications are full, fair, accurate, timely and understandable, all in accordance with applicable disclosure standards. In addition, the Company seeks to facilitate the highest degree of clarity of content and meaning so that readers and users will quickly and accurately determine the significance and consequence of its reports and communications. To ensure the integrity of the Company’s financial statements and disclosures, all business transactions must be properly authorized and all financial books, records and accounts must timely and accurately reflect transactions and events in accordance with Generally Accepted Accounting Principles and the established financial policies of the Company. In addition, all Associates must comply with the Company’s policies and practices that comprise its system of internal controls and disclosure controls and procedures and must provide full, fair, accurate, timely and understandable responses to all requests from any of the Company’s senior management, independent or internal auditors or legal counsel.

          Accounting Concerns

It is the Company’s policy to address all concerns regarding its financial statements and its accounting, internal accounting controls or audit matters. If you have complaints or concerns regarding questionable accounting or auditing matters involving the Company, you may submit those concerns or complaints confidentially and, if you wish, anonymously in accordance with the procedures described above in the section “Standards of Business Ethics and Conduct-Corporate Compliance and Accountability” or the whistleblower policy.

          Methods of Competition

Under the Federal Trade Commission Act, competition in commerce, and unfair or deceptive acts or practices in commerce, are declared unlawful. The prohibition broadly covers misrepresentations of all sorts that are made in connection with sales, whether orally or in writing, and a number of other types of unfair acts or practices. The range of practices prohibited covers anything the Federal Trade Commission finds deceptive, unfair or unethical and includes, false or misleading advertising, the use of lotteries in the sale of products, bribery of employees of competitors or customers, unfair disparagement of a competitor’s products, and stealing trade secrets or customer lists. This is not an exhaustive list, but is merely intended to indicate the broad reach of the statute.

Accordingly, comparisons of our services with the services of competitors should be accurate and should be made only where facts support the statements and conclusions drawn. Furthermore, special rules have been devised by the Federal Trade Commission to cover certain practices — for instance, in connection with the use of the word “free” in advertising.

          Dealings with the Press and Other Outside Entities

If someone outside the Company asks you questions about NMHC or its business activities, either directly or through another person, do not attempt to answer them unless you are certain you are authorized to do so. If you are not authorized, refer the person to the appropriate source within the Company. Any inquiries from the news media, securities analysts or investors, should be referred to Stuart Fleischer, NMHC’s Chief Financial Officer as soon as possible. Under no circumstances should you continue contact without guidance from NMHC’s Investor Relations Representative. If you receive a request for information or to conduct an interview from an attorney, an investigator, or any law enforcement officer, and it concern’s NMHC’s business, you should refer the request to the Legal Department.

          Contracting Process

NMHC enters into numerous contracts with various third parties. Associates should understand that contracts create an obligation for the Company and failure by the Company to perform accordingly could result in a third party suing the Company for a contract breach. Associates should be cognizant that documents they consider informal letters may in fact create a binding legal obligation on the Company. To ensure that contracts are not signed without proper legal review or prior authorization, each department has in place a set of procedures for contract approval. Generally, contracts should be approved in conjunction with the head of your department and an attorney from the Legal Department, and only senior management will have the authority to bind the Company.

          Antitrust Dealings with Competitors, Suppliers, and Customers

It is NMHC’s policy to compete fairly and legitimately and to comply with antitrust laws. While these laws are complex and not easy to summarize, at a minimum they require that there be no agreements or understandings between NMHC and its competitors that affect prices, terms or conditions of sale and that there are to be no other agreements or understandings unreasonably restraining full and fair competition. The antitrust laws apply to many aspects of business behavior, and those Associates who have responsibility in areas of the business to which these laws apply must be aware of them and their implications.

It continues to be the policy of the Company that there are to be no discussions or other contacts with competitors regarding prices to be charged by NMHC or others. The same applies to the Company’s suppliers and customers, except that discussions are permitted regarding the Company’s sales to such customers or purchases from such suppliers.

Agreements or understandings among competitors as to the territories or markets in which competitive services will be provided are illegal. Accordingly, no discussions of such subjects are to be held with suppliers or distributors. Further, there should be no agreements with others as to persons or companies to whom services will not be sold. The licensing of patents, know-how and other technology often presents important issues involving interpretation of the antitrust laws. It is therefore critical that employees raise any issues relating to these matters with the Legal Department.

          Corporate Contributions

As a corporation, NMHC is prohibited by federal law from contributing to candidates for federal office. The Company will not make contributions or payments or otherwise give any endorsement of support which would be considered a contribution directly or indirectly to political parties or candidates, including through intermediary organizations. For example, NMHC will not purchase tickets or pay fees for its Associates or anyone else to attend any event where any portion of the funds will be used for election campaigns.

Associates must not make any political contribution as a representative of the Company. Associates may not request reimbursement from NMHC, nor will NMHC reimburse you, for any personal contributions employees make.  Of course, this does not mean that Associates of the Company cannot contribute to candidates or otherwise take part in the political process on a personal level. In fact, the Company encourages its Associates to take part in the political process.

ENFORCEMENT, WAIVERS AND AMENDMENTS

         Enforcement of the Code

These Guidelines set forth policies that govern the conduct of NMHC Associates.

NMHC expects that its Associates will never participate in any activity or practice that will require the Company to undertake disciplinary action. The Company hopes you will find your co-workers and managers to be pleasant, cooperative and eager to do their own jobs as well as to enable you to do yours.  The people at NMHC are a team of professionals who believe in our goals, standards and methods. NMHC believes in each Associate and his/her ability to become a member of the NMHC Team.

Personal problems between Associates should be resolved in private. In the interest of maintaining a harmonious working environment for everyone, it is expected that every effort to resolve any such problems will be made.

Jonathan Friedman, Esq., Vice President of Legal Affairs and Compliance of the Company, has been designated as the Corporate Compliance Officer. The Corporate Compliance Officer will have ultimate responsibility for overseeing compliance with all applicable laws, the Guidelines, and all related Company policies and procedures.

If you know of, or reasonably believe there is, a violation of applicable laws, the Guidelines, or the Company’s related policies and procedures, you must report that information immediately to your supervisor or to the Corporate Compliance Officer. If you believe the supervisor to whom you have reported the violation, or possible violation, has not taken appropriate action, you must contact the Corporate Compliance Officer.3 Investigations will be conducted by and under the supervision of the Corporate Compliance Officer. It is imperative that persons who make such reports and persons to whom such reports are made do not conduct their own preliminary investigations, unless authorized to do so by the Corporate Compliance Officer.

Reports of a violation, or possible violation, may be made by telephone, in person or in writing by filling out the Confidential Reporting Form (see Exhibit A). If in writing to the Corporate Compliance Officer, it must be delivered by hand or mailed to the Corporate Compliance Officer, NMHC, 26 Harbor Park Drive, Port Washington, New York 11050; if by telephone, call the Corporate Compliance Officer at (212) 605-6758. A sufficiently detailed description of the factual basis for the allegations should be given in order to allow for an appropriate investigation.

The Company has enacted a whistleblower policy which provides confidential, and if requested, anonymous methods for submitting concerns or complaints regarding any suspected business, accounting, financial reporting or similar irregularities or improprieties.  In addition, the whistleblower policy prohibits discrimination, harassment and/or retaliation arising from an employee’s submission of concerns or complaints.

If after a thorough investigation, NMHC views discipline as an appropriate means of identifying and correcting unacceptable behavior or performance, you may be subject to discipline, up to and including termination, for violations of NMHC policies. NMHC’s policies regarding such circumstances can be found in your supervisor’s or the Corporate Compliance Officer’s copy of the Policy Manual under:

o	Code of Conduct

o	Conflict of Interest

o	Discipline

o	Probationary Period

o	Resignations and Termination

o	Suspension or Dismissal for Cause

o	Unauthorized Absense

We are fortunate that terminations are rare at NMHC. We anticipate this trend will continue. We hire with care and we make every effort to choose individuals who are serious about their careers, their professional responsibilities and who share with us the desire to be part of an organization where excellence in all phases of our business is the standard. Terminations are rare and circumstances must be extreme to warrant an action of this severity. NMHC’s Discipline Policy spells out in detail how the Company approaches what we hope is the rare occasion when disciplinary action is required.

          Waivers of the Code of Business Conduct and Ethics

Any waiver of this Code for employees may be made only by NMHC’s Board of Directors or an appropriate committee thereof. Any waiver of this Code for executive officers or directors of NMHC may be made only by NMHC’s Board of Directors or an appropriate committee thereof and must be reported and disclosed as required by and in accordance with applicable laws, rules and regulations.

          Amendment of the Code of Business Conduct and Ethics

This Code may be amended from time to time by NMHC’s Board of Directors or an appropriate committee thereof, and any amendment must be reported and disclosed as required by and in accordance with applicable laws, rules and regulations.

1) No provision of this Code is intended to create any right in favor of any third party, including any stockholder, officer, director or employee of the Company, in the event of a failure to comply with any provision of this Code.

2) If the Corporate Compliance Officers is himself the subject of any potential violation, then notification should be made to the Chairman of NMHC’s Board of Directors.

3) If the Corporate Compliance Officers is himself the subject of any potential violation, then notification should be made to the Chairman of NMHC’s Board of Directors.

EXHIBIT A

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.

CONFIDENTIAL

To: CORPORATE COMPLIANCE OFFICER

Date: ________________________________________

         Re: Criminal Conduct/ Illegal Activity/ Violations of Code ofBusiness Conduct and Ethics

This form should be used to report conduct which constitutes a violation or a potential violation of federal, state or foreign law or other violation of the NMHC’s Code of Business Conduct and Ethics.

Date of violation:..............................................

Location:.........................................................

Identity of Individual(s) involved:.................................................................

Statute/ Company Policy violated (If known):...............................................................

Description of violation (Provide detail):..................................................................

APPENDIX D

NATIONAL MEDICAL HEALTH CARD SYSTEMS, INC.AMENDED
AND RESTATED 2000 RESTRICTED STOCK GRANT PLAN

1.     Purpose. The National Medical Health Card Systems, Inc. Amended and Restated 2000 Restricted Stock Grant Plan (the “Plan”) is intended to advance the interests of National Medical Health Card Systems, Inc., a Delaware corporation (the “Company”), by encouraging and enabling eligible employees, non-employee directors, consultants and advisors, upon whose judgment, initiative and effort the Company is largely dependent for the successful conduct of its business, to acquire and retain a proprietary interest in the Company by ownership of its Common Stock.

2.     Definitions. For purposes of the Plan, the following terms shall have the indicated meanings unless the context clearly indicates otherwise:

        “Board” means the Board of Directors of the Company.

        “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

        “Committee” means the Compensation Committee of the Board; provided that the full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

        “Common Stock” means the Company’s Common Stock, par value $.001 per share.

        “Exchange Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

        “Grant” means a grant of unrestricted Shares, Restricted Stock or Restricted Stock Units to a Participant pursuant to the Plan.

        “Participants” means the employees and non-employee directors of, or consultants and advisors to, the Company or any of its affiliates; provided, however, the term “Participants” shall not include any such consultant or advisor unless (i) the consultant or advisor is a natural person (or an entity wholly-owned by the consultant or advisor), (ii) bona fide services have been or are to be rendered by such consultant or advisor and (iii) such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. For purposes hereof, a non-employee to whom an offer of employment has been extended shall be considered an employee.

        “Performance Goals” shall mean the performance goals established by the Committee in connection with a Grant to a Participants under Section 8(d).

        “Performance Period” shall mean the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Grant under Section 8(d) hereof have been met.

        “Plan” means this National Medical Health Card Systems, Inc. Amended and Restated 2000 Restricted Stock Grant Plan.

        “Qualified Member” means a member of the Committee who is a “non-employee director” within the meaning of Rule 16b-3(b)(3) under Section 16 of the Exchange Act and an “outside director” within the meaning of Regulation 1.162-27 under Section 162(m) of the Code.

        “Restricted Stock” means a Grant of Shares to a Participant under Section 8(b) which is subject to certain restrictions and to a risk of forfeiture.

        “Restricted Stock Unit” means a Grant of a right to a Participant under Section 8(c) to receive Shares in the future which is subject to certain restrictions and to a risk of forfeiture.

        “Shares” means shares of Common Stock which are granted to a Participant pursuant to a Grant under the Plan.

3.     Administration.

(a)     Authority. The Plan will be administered by the Committee. The Committee shall have full and final authority in its discretion, subject to the provisions of the Plan, (a) to determine the Participants, the time or times at which Grants shall be made and the number of Shares so granted; (b) to construe and interpret the Plan; (c) to determine the terms, restrictions and provisions of the respective Grants, which need not be identical, including, but without limitation, restrictions on Shares granted and the amount and terms of the purchase price, if any, of Shares granted; and (d) to make all other determinations and take all other actions deemed necessary or advisable for the proper administration of the Plan. All such actions and determinations shall be final, binding and conclusive for all purposes and upon all persons. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Plan. To the fullest extent authorized under Section 157(c) and other applicable provisions of the Delaware General Corporation Law, the Committee may delegate to officers or managers of the Company or any affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not cause Grants intended to qualify as “performance-based compensation” under Code Section 162(m) or intended to qualify for an exemption under Rule 16b-3 under the Exchange Act to fail to so qualify.

(b)     Manner of Exercise of Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to a Grant intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) or intended to be covered by an exemption under Rule 16b-3 under the Exchange Act may be taken by a subcommittee, designated by the Committee or the Board, composed solely of two or more Qualified Members or may be taken by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action, provided that, upon such abstention or recusal, the Committee remains composed of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan.

(c)     Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or an affiliate, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or an affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.     Number of Shares Subject to the Plan. The total number of Shares available for Grants under the Plan may not exceed in the aggregate 700,000, subject to adjustment upon occurrence of any of the events indicated in Section 6 hereof. The Shares to be delivered under the Grants may consist, in whole or in part, of authorized but unissued Common Stock or treasury Common Stock not reserved for any other purpose. If a Grant, or any portion thereof, is forfeited for any reason, any Shares forfeited or potentially issuable under such Grant shall be available again for the making of a later Grant hereunder.

5.     Individual Grant Limitation. With respect to Grants that are intended to qualify as “performance-based compensation” under Code Section 162(m), the maximum number of shares of Common Stock which may be subject to Grants under the Plan made to any Participant during any calendar year shall not exceed 150,000, subject to adjustment upon occurrence of any of the events indicated in Section 6 hereof.

6.     Adjustment in Capitalization. In the event of any change in the outstanding shares of Common Stock by reason of a stock dividend, stock split, reorganization, reclassification, recapitalization, merger, consolidation, combination, exchange of shares, or other similar change, then the aggregate number and class of shares or other securities that may be issued or transferred pursuant to the Plan and the individual grant limitation specified in Section 5 hereof, and the provisions, terms and conditions of each outstanding Grant affected thereby, shall be adjusted appropriately by the Committee, whose determination shall be conclusive.

7.     Eligibility and Participation. The Committee, in its sole discretion, but subject to the provisions of the Plan, shall determine the Participants to whom Grants shall be granted, and the number of shares to be covered by each Grant, taking into account the nature of the employment or services rendered by the individuals or entities being considered, their annual compensation, their present and potential contributions to the success of the Company, and such other factors as the Committee may deem relevant.

8.     Specific Terms of Grants.

(a)     General. Subject to the provisions of Section 7, the Committee, at any time and from time to time, may make Grants to such Participants and in such amounts as it shall determine on the terms and conditions set forth in this Section 8. Each Grant shall be made pursuant to a written instrument which must be executed by the Participant in order to be effective. The Committee may impose on any Grant such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Grants in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Grant. The Committee shall require the payment of lawful consideration for a Grant to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for a Grant.

(b)     Grants of Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)     Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Grant instrument, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee).

(ii)     Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Grant instrument, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)     Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)     As a condition to the receipt of a Grant of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in unrestricted Shares, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Restricted Stock, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(c)     Grants of Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on the following terms and conditions:

(i)     The issuance of Shares will occur upon expiration of the restriction period specified for an Grant of Restricted Stock Units by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Restricted Stock Units shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse at the expiration of the restriction period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, and under such other circumstances as the Committee may determine at the date of grant or thereafter.

(ii)     Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period or portion thereof to which forfeiture conditions apply (as provided in the Grant instrument evidencing the Restricted Stock Units), all Restricted Stock Units that are at that time subject to such forfeiture conditions shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Grant instrument or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Units will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)     Unless otherwise determined by the Committee, dividend equivalents on the specified number of Shares covered by a Grant of Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units at the dividend payment date in cash or in unrestricted Shares, or (B) deferred with respect to such Restricted Stock Units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units, as the Committee shall determine or permit a Participant to elect.

(d)     Performance-Based Awards. The Committee may condition the grant, vesting or settlement, and the timing thereof, of any Grant under the Plan upon the achievement or satisfaction of such performance conditions as may be specified by the Committee during a specified Performance Period. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, except as limited under this Sections 8(d) in the case of Grants intended to qualify as “performance-based compensation” under Section 162(m) of the Code (“Performance Awards”). With respect to any Performance Award, the grant, vesting and/or settlement of such award shall be contingent upon the satisfaction or achievement of one or more pre-established Performance Goals during a specified Performance Period and shall satisfy the following requirements:

(i)     The Performance Goal or Goals shall be objective and shall otherwise meet the requirements of Section 162(m) of the Code, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of Performance Goals being “substantially uncertain.” The Performance Goal or Goals shall consist of one or more of the following business criteria and a targeted level or levels of performance with respect to such criteria, as specified by the Committee:

(1)     the attainment of specified levels of, or increases in, the Company’s after-tax or pretax return on stockholder’s equity,

(2)     the attainment of specified levels in the fair market value of the Company’s shares;

(3)     the attainment of specified levels of growth in the value of an investment in the Company’s shares;

(4)     the attainment of specified levels of, or increases in, the Company’s pre-tax or after-tax earnings, profits, net income, or earnings per share;

(5)     the attainment of specified levels of, or increases in, the Company’s earnings before income tax, depreciation and amortization (EBITDA);

(6)     the attainment of specified levels of, or increases in, the Company’s net sales, gross revenues or cash flow from operations;

(7)     the attainment of specified levels of, or increases in, the Company’s working capital, or in its return on capital employed or invested;

(8)     the attainment of specified levels of, or decreases in, the Company’s operating costs or any one or more components thereof, or in the amount of all or any specified portion of the Company’s debt or other outstanding financial obligations; and

(9)     the attainment of strategic business criteria, consisting of one or more objectives based on meeting specified market penetration or value added, product development or introduction (including without limitation any regulatory or other approvals, or other product development milestones), geographic business expansion goals, cost targets, customer satisfaction, employee satisfaction, information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates or joint ventures.

(ii)     Any of the foregoing business criteria which the Committee utilizes in connection with the establishment of a Performance Goal or Goals may be measured either by the performance of the Company and its wholly-owned subsidiaries on a consolidated basis, or by the performance of any one or more of the Company’s subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the foregoing business criteria, that require the attainment of a specified level of performance of the Company, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations or an index, in order for such Goals to be met. To the extent permitted by Section 162(m) of the Code, the Committee may also, in its discretion, include in any Performance Goal or Goals, the attainment of which depends on a determination of the net earnings or income of the Company or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for (A) any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges, (B) the cumulative effect of any accounting changes, and (C) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (A) through (C) are separately disclosed in the Company’s Annual Report for each fiscal year within the applicable Performance Period.

(iii)     At the end of a Performance Period established in connection with any Performance Award, the Committee shall determine the extent to which the Performance Goal or Goals and any other material terms established by it for such Performance Award have been satisfied or achieved and shall certify in writing the extent to which it has determined that the Performance Goal or Goals and other material terms established by it for such Performance Award have been satisfied or achieved.

9.     Conditions to Grants. The making of any Grant and the issuance of any Shares to a Participant shall be subject to the condition that, if at any time the Company shall determine in its discretion that the satisfaction of withholding tax or other withholding liabilities, or that the listing, registration, or qualification of any Shares otherwise deliverable hereunder upon any securities exchange or under any state or federal law, or that the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery or purchase of Shares pursuant hereto, then in any such event, such Grant or such issuance of Shares shall not be effective unless such withholding, listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

10.     Amendment, Suspension, and Termination of Plan. The Board may at any time suspend or terminate the Plan or any portion thereof. The Board may amend the Plan from time to time in such respects as the Board may deem advisable in order that the Grants granted hereunder may conform to any change in the law or in any other respects which the Board may deem to be in the best interests of the Company, subject to stockholder approval of any such amendment to the extent required by applicable law or exchange requirements. No Grants may be made during any suspension or after the termination of the Plan. Except as provided in the Plan, no amendment, suspension, or termination of the Plan shall, without the Participant’s consent, alter or impair any of the rights or obligations under any Grant theretofore granted to such Participant under the Plan.

11.     Tax Withholding. The Committee may, in its sole discretion, (a) require a Participant to remit to the Company a cash amount sufficient to satisfy, in whole or in part, any federal, state and local withholding tax requirements prior to the delivery of any certificate for Shares pursuant to a Grant hereunder; (b) require a Participant to satisfy, in whole or in part, any such withholding tax requirements by having the Company, upon any delivery of Shares, withhold from such Shares that number of full Shares having a fair market value equal to the amount or portion of the amount required or permitted to be withheld; or (c) satisfy such withholding requirements through another lawful method.

12.     Code Section 83(b) Elections. Each Participant making an election pursuant to Section 83(b) of the Code shall, upon the making of such election, promptly provide a copy of such election to the Company.

13.     No Employment Rights Conferred. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any of its affiliates to terminate any Participant’s employment or consulting or advisory arrangement at any time, nor confer upon any Participant any right to continue in the employ of, or render consulting or advisory services to, the Company or any of its affiliates.

14.     Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Grant instrument shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

15.     Effective Date of the Plan. The Plan (as amended and restated herein) shall become effective upon its approval by the stockholders of the Company.

16.     Term. No Grants may be made under the Plan after October 16, 2010, the tenth anniversary of its original adoption by the Board. The provisions of the Plan shall, however, continue to apply as to any Grants made prior to such date.